U.S. $180,000,000

                                CREDIT AGREEMENT

                          Dated as of December 19, 1996

                                      among

                             KATZ MEDIA CORPORATION,

                                  as Borrower,

                            THE LENDERS PARTY HERETO,

                                       and

                           DLJ CAPITAL FUNDING, INC.,

                              as Syndication Agent,

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON,

                             as Administrative Agent



                                  ARRANGED BY:

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                TABLE OF CONTENTS

                                                                           Page



                                    ARTICLE I

      DEFINITIONS AND ACCOUNTING TERMS.....................................  2
1.1.  Defined Terms........................................................  2
1.2.  Computation of Time Periods.......................................... 29
1.3.  Accounting Terms..................................................... 29
1.4.  Certain Terms........................................................ 30

                                   ARTICLE II

      AMOUNTS AND TERMS OF THE COMMITMENTS AND LOANS....................... 30
2.1.  The Loans............................................................ 30
2.2.  Making the Loans..................................................... 31
2.3.  Fees ................................................................ 33
2.4.  Reduction and Termination of the Commitments;
        Scheduled Payments of Term Loans................................... 33
2.5.  Repayment............................................................ 36
2.6.  Prepayments.......................................................... 36
2.7.  Conversion/Continuation Option....................................... 39
2.8.  Interest............................................................. 40
2.9.  Interest Rate Determination.......................................... 40
2.10. Increased Costs...................................................... 41
2.11. Illegality........................................................... 42
2.12. Capital Adequacy..................................................... 42
2.13. Payments and Computations............................................ 43
2.14. Taxes................................................................ 44
2.15. Sharing Payments, Etc................................................ 46
2.16. Removal of a Lender.................................................. 46

                                   ARTICLE III

      CONDITIONS OF LENDING................................................ 47
3.1.  Conditions Precedent to Effectiveness................................ 47
3.2.  Additional Conditions Precedent to Effectiveness..................... 50
3.3.  Conditions Precedent to Each Loan.................................... 51

                                   ARTICLE IV

      REPRESENTATIONS AND WARRANTIES....................................... 51
4.1.  Corporate Existence; Compliance with Law............................. 51
4.2.  Corporate Power; Authorization; Enforceable
       Obligations......................................................... 52
4.3.  Taxes................................................................ 53
4.4.  Full Disclosure................................................ ......54
4.5.  Financial Matters.................................................... 54
4.6.  Litigation........................................................... 55
4.7.  Margin Regulations................................................... 55
4.8.  Capitalization; Subsidiaries......................................... 55
4.9.  ERISA................................................................ 56

4.10.  Liens............................................................... 56
4.11.  Related Documents................................................... 56
4.12.  No Burdensome Restrictions; No Defaults............................. 56
4.13.  No Other Ventures................................................... 57
4.14.  Investment Company Act.............................................. 57
4.15.  Insurance........................................................... 57
4.16.  Labor Matters....................................................... 57
4.17.  Environmental Protection............................................ 58
4.18.  Real Estate......................................................... 58
4.19.  Restricted Payments................................................. 59
4.20.  Conduct of Business................................................. 60
4.21.  Representation Agreements........................................... 60
4.22.  Force Majeure....................................................... 60

                                    ARTICLE V

      FINANCIAL COVENANTS.................................................. 60
5.1.  Fixed Charge Coverage Ratio.......................................... 60
5.2.  Total Interest Coverage Ratio........................................ 61
5.3.  Total Debt to EBITDA Ratio........................................... 61
5.4.  Capital Expenditures................................................. 62

                                   ARTICLE VI

      ADDITIONAL AFFIRMATIVE COVENANTS..................................... 62
6.1.  Compliance with Laws, Etc............................................ 63
6.2.  Conduct of Business.................................................. 63
6.3.  Payment of Taxes, Etc................................................ 63
6.4.  Maintenance of Insurance............................................. 63
6.5.  Preservation of Corporate Existence, Etc............................. 64
6.6.  Access............................................................... 64
6.7.  Keeping of Books..................................................... 64
6.8.  Maintenance of Properties, Etc....................................... 64
6.9.  Application of Proceeds.............................................. 64
6.10. Financial Statements................................................. 65
6.11. Reporting Requirements............................................... 67
6.12. Leases............................................................... 68
6.13. New Real Estate...................................................... 69
6.14. Broker's Fee......................................................... 69
6.15. Fiscal Year.......................................................... 69
6.16. Separate Corporate Existence......................................... 69

                                   ARTICLE VII

      NEGATIVE COVENANTS................................................... 70
7.1.  Liens, Etc........................................................... 70
7.2.  Indebtedness......................................................... 72
7.3.  Sale-Leaseback Transactions.......................................... 73
7.4.  Restricted Payments.................................................. 73
7.5.  Mergers, Stock Issuances, Sale of Assets, Etc........................ 74
7.6.  Investments in Other Persons......................................... 76
7.7.  Maintenance of Ownership of Subsidiaries............................. 78
7.8.  Change in Nature of Business......................................... 78
7.9.  Designated Senior Debt............................................... 79

7.10.  Modification of Related Documents................................... 79
7.11.  Modification of Material Agreements................................. 79
7.12.  Contingent Obligations.............................................. 79
7.13.  Transactions with Affiliates........................................ 80
7.14.  Cancellation of Indebtedness........................................ 80
7.15.  Capital Stock; No New Subsidiaries.................................. 81
7.16.  Capital Structure................................................... 81
7.17.  Adverse Transactions................................................ 81
7.18.  No Further Negative Pledges......................................... 81

                                  ARTICLE VIII

      EVENTS OF DEFAULT.................................................... 82
8.1.  Events of Default.................................................... 82
8.2.  Remedies............................................................. 84

                                   ARTICLE IX

      THE AGENTS........................................................... 85
9.1.  Authorization and Action............................................. 85
9.2.  Reliance, Etc........................................................ 85
9.3.  The Agents and their Affiliates...................................... 86
9.4.  Lender Credit Decision............................................... 86
9.5.  Indemnification...................................................... 87
9.6.  Successor Agents..................................................... 87

                                    ARTICLE X

      MISCELLANEOUS........................................................ 88
10.1. Amendments, Etc...................................................... 88
10.2. Notices, Etc......................................................... 89
10.3. No Waiver; Remedies.................................................. 89
10.4. Costs; Expenses; Indemnities......................................... 90
10.5. Right of Set-off..................................................... 91
10.6. Binding Effect....................................................... 92
10.7. Assignments and Participations....................................... 92
10.8. GOVERNING LAW; SEVERABILITY.......................................... 96
10.9. SUBMISSION TO JURISDICTION; JURY TRIAL............................... 96
10.10 Section Titles....................................................... 97
10.11 Execution in Counterparts............................................ 97
10.12 Entire Agreement..................................................... 97
10.13 Confidentiality...................................................... 97

                             SCHEDULES AND EXHIBITS



Schedule I                -  Commitments
Schedule II               -  List of Applicable Lending Offices and
                             Address for Notices
Schedule 4.8              -  Subsidiaries
Schedule 4.18             -  Material Leases
Schedule 4.19             -  Restricted Payments
Schedule 7.1              -  Existing Liens
Schedule 7.2              -  Existing Indebtedness
Schedule 7.6              -  Existing Investments
Schedule 7.13             -  Indebtedness to Affiliates


Exhibit A                 -  Form of Revolving Credit Note
Exhibit B                 -  Form of Notice of Borrowing
Exhibit C                 -  Form of Notice of Conversion or Continuation
Exhibit D                 -  Form of Subsidiary Guaranty
Exhibit E                 -  Form of Borrower Pledge Agreement
Exhibit F                 -  Form of Subsidiary Pledge Agreement
Exhibit G                 -  Form of Borrower Security Agreement
Exhibit H                 -  Form of Subsidiary Security Agreement
Exhibit I                 -  Form of Assignment and Acceptance
Exhibit J                 -  Form of Opinion of Counsel
Exhibit K                 -  Form of Parent Guaranty
Exhibit L                 -  Form of Tranche A Term Note
Exhibit M                 -  Form of Tranche B Term Note
Exhibit N                 -  Form of Parent Pledge Agreement

          THIS CREDIT AGREEMENT, dated as of December 19, 1996 (this "Agreement"), among KATZ MEDIA CORPORATION, a Delaware corporation ("KMC"), the
                                                                      ---
financial institutions that are now or hereafter become parties hereto as lenders (the "Lenders"), DLJ CAPITAL FUNDING, INC., as syndication agent
                -------
hereunder for the Lenders (in such capacity,  the "Syndication  Agent"), and THE
                                                   ------------------
FIRST NATIONAL BANK OF BOSTON, as administrative agent hereunder for the Lenders (in such capacity, the "Administrative Agent").
                        --------------------


                              W I T N E S S E T H:

          WHEREAS, KMC desires to refinance certain of its existing indebtedness by (i) offering to purchase for cash all of KMC's approximately $97.8 million in principal amount of its outstanding 12-3/4% Senior Subordinated Notes Due 2002 (the "Debentures") at a price (including any tender premiums and consent
       ----------
payments) of approximately 111.5% of the par value thereof plus accrued and unpaid interest thereon of approximately $1,200,000 and, in connection therewith, soliciting consents from the holders of the Debentures to certain amendments to the terms of the indenture governing the Debentures, (ii) terminating the revolving commitments and repaying approximately $94.5 million in principal amount of indebtedness and accrued and unpaid interest under its existing Third Amended and Restated Credit Agreement dated as of September 9, 1994, as amended to the date hereof (the "Existing Credit Agreement") and (iii)
                                          --------------------------
repurchasing a contract from Katz Media Services, Inc., a Delaware corporation ("KMSI"), for approximately $1.3 million and making a loan to KMSI of approximately $4.5 million, the aggregate proceeds of which will be used by KMSI to repay approximately $5.8 million of indebtedness and terminate the commitments under the existing bank credit agreement of KMSI;

          WHEREAS, to finance the payments contemplated by the refinancings described above and the payment of related fees and expenses of approximately $5.1 million, KMC will issue not less than $100 million of new senior subordinated debt securities and borrow up to $100 million in term loans and approximately $15.2 million in revolving credit loans under this Agreement;

          WHEREAS, in connection with the refinancings described above it is contemplated that (i) KMC will merge (the "Merger") with and into its parent, Katz Capital Corporation ("KCC"), with KCC being the surviving corporation and assuming all of KMC's obligations, including under this Agreement, the Debenture Indenture and the Indenture, and KCC being renamed "Katz Media Corporation",
(ii) all of the outstanding shares of KCC will be contributed by KMG to KMSI, a wholly-owned subsidiary of KMG, and (iii) upon consummation of such corporate restructuring, the Borrower will be a wholly-owned subsidiary of KMSI and KMSI will be a wholly-owned subsidiary of KMG;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          1.1.  Defined Terms.  As used in this  Agreement,  the following terms
                -------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accounts"  with  respect to any Person,  has the meaning  assigned to
           --------
that term in the Security Agreement executed by such Person.

          "Administrative  Agent" has the meaning  specified in the introductory
           ---------------------
paragraph.

          "Affiliate" means, as to any Person, (a) any Subsidiary of such Person
           ---------
and (b) any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and includes, in the case of a Person other than an individual, each officer or director or general partner of such Person, and each Person who is the beneficial owner of 10% or more of such Person's outstanding Stock having ordinary voting power of such Person. Each of the DLJ Entities shall be deemed to be Affiliates of the Borrower and its
Subsidiaries for all purposes of this Agreement. For the purposes of this definition, "control" of any Person means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event shall any Lender, the Arranger or any Agent be deemed to be an Affiliate of any Loan Party for the purposes of any Loan Document.

          "Agents"  means,  collectively,   the  Administrative  Agent  and  the
           ------
Syndication Agent.

          "Agreement"  means this Credit  Agreement,  together with all Exhibits
           ---------
and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Applicable Base Rate Margin" means, for any particular period for (A)
           ---------------------------
any Base Rate Loan which is a Tranche A Term Loan or a Revolving Credit Loan, a rate per annum equal to the rate set forth below opposite the Total Debt to EBITDA Ratio which is in effect for such particular period:

                                                                     Applicable
        Total Debt to EBITDA Ratio                                      Margin
        --------------------------                                  -----------

        Greater than 5.0 to 1.0                                         0.875%
        Greater than 4.5 to 1.0 but less
               than or equal to 5.0 to 1.0                              0.625%
        Greater than 4.0 to 1.0 but less
               than or equal to 4.5 to 1.0                              0.375%
        Greater than 3.5 to 1.0 but less
               than or equal to 4.0 to 1.0                              0.125%
        Less than or equal to 3.5 to 1.0                                0.000%

; and (B) for any Base Rate Loan which is a Tranche B Term Loan a rate per annum equal to the rate set forth below opposite the Total Debt to EBITDA Ratio which is in effect for such particular period:

    Total Debt to EBITDA Ratio                               Applicable Margin
    --------------------------                               ------------------
     Greater than 5.0 to 1.0                                      1.375%
     Less than or equal to 5.0 to 1.0                             1.000%

Such rate for any particular period will be determined quarterly by the Administrative Agent upon receipt of a certificate of the Borrower setting forth the Total Debt to EBITDA Ratio (and its computation) as of the last day of the most recently ended Fiscal Quarter and signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent pursuant to Section 6.10(a) or 6.10(b) together with the financial statements referred to therein or, if the Administrative Agent shall not have timely received such a certificate or financial statements with respect to the last day of the most recently ended Fiscal Quarter, such rate shall be 0.875% in the case of Tranche A Term Loans and Revolving Credit Loans and 1.375% in the case of Tranche B Term Loans, until such time as such certificate and financial statements are received. All such determinations shall be effective on the fifth Business Day following receipt of such certificate and financial statements or, if no such certificate or financial statements shall be received in accordance with Section 6.10(a) or 6.10(b), as the case may be, then on the fifth Business Day following expiration of the period during which delivery could have been timely made pursuant to
Section 6.10(a) or 6.10(b), as the case may be. The rate so determined shall remain in effect until changed as provided herein.

          "Applicable  Eurodollar Rate Margin" means, for any particular  period
           ----------------------------------
for (A) any Eurodollar Rate Loan which is a Tranche A Term Loan or a Revolving Credit Loan, a rate per annum equal to the rate set forth below opposite the Total Debt to EBITDA Ratio which is in effect for such particular period:

                                                                     Applicable
        Total Debt to EBITDA Ratio                                      Margin
        --------------------------                                   ----------

        Greater than 5.0 to 1.0                                         2.125%
        Greater than 4.5 to 1.0 but less
               than or equal to 5.0 to 1.0                              1.875%
        Greater than 4.0 to 1.0 but less
               than or equal to 4.5 to 1.0                              1.625%
        Greater than 3.5 to 1.0 but less
               than or equal to 4.0 to 1.0                              1.375%
        Greater than 3.0 to 1.0 but less
               than or equal to 3.5 to 1.0                              1.125%
        Less than or equal to 3.0 to 1.0                                0.875%

; and (B) for any Eurodollar Rate Loan which is a Tranche B Term Loan a rate per annum equal to the rate set forth below opposite the Total Debt to EBITDA Ratio which is in effect for such particular period:


     Total Debt to EBITDA Ratio                               Applicable Margin
     --------------------------                               -----------------

        Greater than 5.0 to 1.0                                      2.625%
        Less than or equal to 5.0 to 1.0                             2.250%

Such rate for any particular period will be determined quarterly by the Administrative Agent upon receipt of a certificate of the Borrower setting forth the Total Debt to EBITDA Ratio (and its computation) as of the last day of the most recently ended Fiscal Quarter and signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent pursuant to Section 6.10(a) or 6.10(b) together with the financial statements referred to therein or, if the Administrative Agent shall not have timely received such a certificate or financial statements with respect to the last day of the most recently ended Fiscal Quarter, such rate shall be 2.125% in the case of Tranche A Term Loans and Revolving Credit Loans and 2.625% in the case of Tranche B Term Loans until such time as such certificate and financial statements are received. All such determinations shall be effective on the fifth Business Day following receipt of such certificate and financial statements or, if no such certificate or financial statements shall be received in accordance with Section 6.10(a) or 6.10(b), as the case may be, then on the fifth Business Day following expiration of the period during which delivery could have been timely made pursuant to
Section 6.10(a) or 6.10(b), as the case may be. The rate so determined shall remain in effect until changed as provided herein.

          "Applicable  Lending Office" means,  with respect to each Lender,  its
           --------------------------
Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "Arranger" means Donaldson,  Lufkin & Jenrette Securities Corporation,
           --------
as arranger of the credit facilities described herein.

          "Asset Sale" means any sale or other  disposition,  or series of sales
           ----------
or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise, but excluding such sales or dispositions permitted under Section 7.5(c)(i) through (v) and clause
(vii)), made on or after the Closing Date by the Borrower or any of its Restricted Subsidiaries to any Person of (i) all or substantially all of the outstanding Stock of any Subsidiary of the Borrower or (ii) any other asset or assets of the Borrower or any of its Restricted Subsidiaries, including any sale/leaseback under Section 7.3.

          "Asset  Sale  Proceeds"  means  cash  payments  in  Dollars  or freely
           ---------------------
convertible into Dollars received by the Borrower or any of its Restricted Subsidiaries (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any Asset Sale (after repayment of any Indebtedness other than the Loans, the Subordinated Notes or the Debentures due by reason of such Asset Sale), in each case net of the amount of
(i) reasonable brokers' and advisors' fees and commissions payable in connection with such Asset Sale, (ii) all foreign, Federal, state and local taxes payable as a direct consequence of such Asset Sale, including, without limitation, in connection with the payment of a dividend or the making of a distribution by a Restricted Subsidiary of the Borrower of such cash payments to the Borrower or any Restricted Subsidiary of the Borrower (including, without limitation, taxes withheld in connection with the repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution, (iii) the reasonable fees and expenses attributable to such Asset Sale to the extent not included in clause (i) above, and (iv) any amount required to be paid to any Person (other than the Borrower and its Subsidiaries) owning a beneficial interest in the property or assets sold. For the purposes of this definition, Asset Sale Proceeds shall be deemed to include, without limitation, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such award or proceeds equals or exceeds $1,000,000 (per occurrence) and within 180 days after the receipt thereof replacement or repair of such asset or property has not commenced, except that in the event that at any time such replacement or repair is abandoned or is otherwise discontinued or is not diligently pursued, the remaining award or proceeds, as the case may be, shall constitute Asset Sale Proceeds at such time.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee of such Lender, and approved by the Borrower and the Agents, in substantially the form of Exhibit I.

          "Available Revolving  Commitment" means, with respect to any Lender on
           -------------------------------
any date, an amount equal to the Revolving Credit Commitment of such Lender on such date minus the principal amount of such Lender's Revolving Credit Loans outstanding on such date.

          "Base Rate" means,  for any period,  a  fluctuating  interest rate per
           ---------
annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of:

          (a) the rate of interest announced publicly by the Administrative Agent in Boston, Massachusetts, from time to time, as the Administrative Agent's base rate; and

          (b) the sum of (i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

          "Base Rate Loan" means any outstanding  principal  amount of the Loans
           --------------
of any Lender that bears interest with reference to the Base Rate.

          "Borrower" means (i) prior to the consummation of the Merger,  KMC and
           --------
(ii) on and after the consummation of the Merger, KCC as the surviving corporation in the Merger and the successor corporation to KMC. Upon consummation of the Merger, KCC will be renamed "Katz Media Corporation".

          "Borrower Pledge  Agreement" means the Borrower Pledge  Agreement,  in
           --------------------------
the form of Exhibit E hereto, executed by the Borrower in favor of the Administrative Agent, as such agreement may be amended, supplemented or modified from time to time.

          "Borrower Security  Agreement" means the Borrower Security  Agreement,
           ----------------------------
in the form of Exhibit G hereto, executed by the Borrower in favor of the Administrative Agent, as such agreement may be amended, supplemented or modified from time to time.

          "Borrowing"  means a borrowing  consisting of Revolving  Credit Loans,
           ---------
Tranche A Term Loans or Tranche B Term Loans made on the same day on which interest is calculated on the same basis and, if such basis is with reference to the Eurodollar Rate for the same Interest Period, by the Lenders ratably according to their respective Revolving Credit Commitments, Tranche A Term Loan Commitments or Tranche B Term Loan Commitments, as the case may be.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in Boston, Massachusetts or New York City, New York and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings in Dollars are also carried on in the London interbank market.

          "Capital Expenditures" means, without duplication, for any period, the
           --------------------
aggregate of (i) all expenditures by the Borrower and its Restricted Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, which would be reflected as additions to property, plant or equipment on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in conformity with GAAP, and (ii) the principal amount of all Indebtedness incurred or assumed in connection with any such additions to property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with, or within 30 days following, the trade-in of existing equipment owned by the Borrower or any of its Restricted Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capitalized  Lease" means, as to any Person, any lease of property by
           ------------------
such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

          "Capitalized  Lease   Obligations"   means,  as  to  any  Person,  the
           --------------------------------
capitalized amount of all obligations of such Person or any of its consolidated Subsidiaries under Capitalized Leases, as determined in conformity with GAAP.

          "Cash Equivalents" means (i) securities with maturities of one year or
           ----------------
less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 Capital (as defined in such regulations) of not less than $100,000,000, having maturities of one year or less from the date of acquisition, (iii) commercial paper of any Lender or Affiliate thereof or any other issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of any Lender or any other commercial bank meeting the criteria specified in clause (ii) above, (v) money market funds investing only in investments described in clauses (i) through (iv), and (vi) in the case of any Subsidiary that is not a domestic Subsidiary, investments comparable in credit quality and tenor to those referred to above and customarily used by corporations located in such non-domestic Subsidiary's jurisdiction for cash management purposes.

          "Cash Flow" means,  for any Fiscal Year, an amount  (determined  as of
           ---------
the last day of any Fiscal Year with respect to such Fiscal Year then ended) equal to (x) EBITDA minus (y) the sum, without duplication, of (i) scheduled principal repayments of Total Debt and voluntary principal repayments, redemptions or repurchases of Total Debt other than any such voluntary principal repayments of Indebtedness under this Agreement (but excluding in any event any voluntary principal repayments of Revolving Credit Loans except to the extent Revolving Credit Commitments are permanently reduced in connection with such repayments), (ii) Capital Expenditures actually paid or payable in cash, (iii) Cash Interest Expense, (iv) the amount of all income taxes actually paid or payable in cash by the Borrower and its Restricted Subsidiaries, (v) cash expenditures for Permitted Acquisitions, (vi) an amount equal to the excess of Representation Agreement Acquisition Payments over Representation Agreement Termination Payments, (vii) cash Investments in Unrestricted Subsidiaries and
(viii) cash payments made under Section 7.4(i)(C) and (D).

          "Cash Interest  Expense" means,  for any period,  Net Interest Expense
           ----------------------
for such period, plus (a) interest expense of the Borrower and its Restricted Subsidiaries capitalized during construction for such period to the extent deducted in the determination of such Net Interest Expense, less (b) Non-Cash Interest Expense for such period.

          "Change of Control"  means an event or series of events  (including  a
           -----------------
merger or consolidation) as a result of which (a) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the DLJ Entities, their Affiliates and employees of any of the DLJ Entities or any of their Affiliates or any other Person party to the Shareholders Agreement dated as of August 1, 1994), together with their Affiliates (other than any such Persons who are Affiliates of the DLJ Entities or any such parties to such Shareholders Agreement), holds or acquires, directly or indirectly, outstanding Voting Shares of the Borrower, Parent or KMG, such that such person or group, together with such Affiliates thereof, is or becomes the "beneficial owner" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of outstanding Voting Shares of the Borrower, Parent or KMG, as the case may be, entitling such person or group, together with such Affiliates, to exercise more than 35% of the total voting power of all classes of outstanding Voting Shares of the Borrower, Parent or KMG, as the case may be, or (b) during any period of 24 consecutive calendar months, individuals who were directors of the Borrower,

Parent or KMG on the first day of such period (and any new director whose election by the directors of the Borrower, Parent or KMG, as the case may be, or nomination for election by the stockholders of the Borrower, Parent or KMG, as the case may be, was approved by a vote of at least 75% of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the directors of the Borrower, Parent or KMG, as the case may be.

          "Class" means each class of Lenders under this  Agreement,  with there
           -----
being two separate classes of Lenders, i.e., (i) Lenders having Tranche A Term Loan Exposure and/or Revolving Loan Exposure (taken together as a single class) and (ii) Lenders having Tranche B Term Loan Exposure.

          "Closing  Date"  means  the  date  on  which  this  Agreement  becomes
           -------------
effective as provided in Article III.

          "Code"  means  the  Internal  Revenue  Code of 1986 (or any  successor
           ----
legislation thereto), as amended from time to time.

          "Collateral" means all property and interests in property and proceeds
           ----------
thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Loan Documents.

          "Collateral Documents" means,  collectively,  the Security Agreements,
           --------------------
the Pledge Agreements and any other document, including, without limitation, any leasehold mortgage or mortgage, executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations, or any of them.

          "Commitments"  means the  commitments  of the Lenders to make Loans as
           -----------
set forth in Sections 2.1(a) through (c).

          "Commitment  Fee Percentage"  means,  for any particular  period,  the
           --------------------------
percentage per annum equal to the percentage set forth below opposite the Total Debt to EBITDA Ratio which is in effect for such particular period:

                                                                 Commitment Fee
   Total Debt to EBITDA Ratio                                      Percentage
   --------------------------                                      ----------

  Greater than 4.5 to 1.0                                           0.375%
  Greater than 4.0 to 1.0 but less
         than or equal to 4.5 to 1.0                                0.350%
  Greater than 3.5 to 1.0 but less
         than or equal to 4.0 to 1.0                                0.300%
  Less than or equal to 3.5 to 1.0                                  0.250%

Such percentage for any particular period will be determined quarterly by the Administrative Agent upon receipt of a certificate of the Borrower setting forth the Total Debt to EBITDA Ratio (and its computation) as of the last day of the most recently ended Fiscal Quarter and signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent pursuant to Section 6.10(a) or 6.10(b) together with the financial statements referred to therein or, if the Administrative Agent shall not have timely received such a certificate or financial statements with respect to the last day of the most recently ended Fiscal Quarter, such percentage shall be 0.375% until such time as such certificate and financial statements are received. All such determinations shall be effective on the fifth Business Day following receipt of such certificate and financial statements or, if no such certificate or financial statements shall be received in accordance with Section 6.10(a) or 6.10(b), as the case may be, then on the fifth Business Day following expiration of the period during which delivery could have been timely made pursuant to Section 6.10(a) or 6.10(b), as the case may be. The percentage so determined shall remain in effect until changed as provided herein.

          "Commitment  Reduction  Date" has the  meaning  specified  in  Section
           ---------------------------
2.4(b).

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person of incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation and without duplication, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, (b) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the lesser of the amount of the obligation so guaranteed or otherwise supported and any limitation on the amount of such guarantee or support.

          "Contractual   Obligation"   of  any  Person  means  any   obligation,
           ------------------------
agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject, including, without limitation, in the case of the Borrower and each of its Subsidiaries, any Representation Agreement.

          "Debenture  Indenture"  means the  Indenture,  dated as of December 2,
           --------------------
1992, among the Borrower, KCI, Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel and First Fidelity Bank, National Association, New Jersey, as trustee, pursuant to which the Debentures were issued, as amended by a First Supplemental Indenture dated as of May 19, 1994 and a Second Supplemental Indenture dated as of August 12, 1994, and as the same may, to the extent permitted by this Agreement, hereafter be amended, supplemented or modified from time to time, including pursuant to the Third Supplemental Indenture and the Fourth Supplemental Indenture, each to become effective in connection with the transactions contemplated hereunder.

          "Debentures" has the meaning specified in the introduction.
           ----------

          "Debenture  Tender  Offer" means the offer to purchase for cash all of
           ------------------------
the outstanding Debentures and the solicitation of consents with respect to the amendment of the Debenture Indenture, as described in the Offer to Purchase and Consent Solicitation of Borrower dated November 14, 1996.

          "Default" means any event which with the passing of time or the giving
           -------
of notice or both would become an Event of Default.

          "DLJ Entities" means,  collectively,  DLJ Merchant  Banking  Partners,
           ------------
L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and DLJ First ESC L.L.C.

          "Dollars"  and the sign "$" each mean the  lawful  money of the United
           -------
States of America.

          "Domestic  Lending  Office"  means,  with  respect to any Lender,  the
           -------------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Restricted Subsidiary" means a Restricted Subsidiary that is
           ------------------------------
organized under the laws of the United States of America, any state thereof or the District of Columbia.

          "EBITDA"  means,  for any  period,  Net Income  (Loss) for such period
           ------
taken as a single accounting period, plus (a) the sum, without duplication, of the following amounts for the Borrower and its Restricted Subsidiaries on a consolidated basis for such period determined in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense; (ii) amortization expense; (iii) Net Interest Expense; (iv) total income tax expense; (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses as determined in conformity with
GAAP); (vi) the excess, if any, of lease expense over the aggregate cash rental payments actually made; (vii) any non-cash adjustment required pursuant to Statement Number 106 of the Financial Accounting Standards Board; and (viii) any premium payable in connection with, and any related charges, whether cash or non-cash, resulting from, a redemption or repurchase of Debentures or Subordinated Notes permitted under Section 7.4(ii)(B) or (C) less (b) the sum, without duplication, of the following amounts for the Borrower and its Restricted Subsidiaries on a consolidated basis for such period determined in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) extraordinary gains (and other gains on Asset Sales not otherwise included in extraordinary gains as determined in conformity with
GAAP); (ii) the Net Income (Loss) of any other Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to such Person; (iii) the Net Income (Loss) of any other Person acquired by the Borrower or a Restricted Subsidiary of the Borrower in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition; and (iv) the excess, if any, of the aggregate cash rental payments actually made over lease expense.

          "Eligible  Assignee"  means (A) (i) a commercial  bank organized under
           ------------------
the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                                 --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender.

          "ERISA" means the Employee  Retirement Income Security Act of 1974 (or
           -----
any successor legislation thereto), as amended from time to time.

          "ERISA Event" means: (i) a Reportable  Event; (ii) a withdrawal by any
           -----------
member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by any member of the ERISA Group from a Multiemployer Plan; (iv) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination under
Section 4041 of ERISA with respect to, or the initiation by the PBGC of proceedings to terminate, a Pension Plan or Multiemployer Plan subject to Title IV of ERISA; (v) a failure to make contributions or pay amounts due to a Pension Plan required under Section 412 of the Code or Section 302 of ERISA; (vi) an event or condition occurs or exists which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan or Multiemployer Plan;
(vii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group; (viii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (ix) any member of the ERISA Group engaging in or otherwise becoming liable in a material amount for a non-exempt prohibited transaction with respect to a Pension Plan; (x) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or its Subsidiaries in connection with any Plan; (xi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xii) the imposition of a Lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

          "ERISA Group" means the Borrower,  any Subsidiary and all members of a
           -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

          "Eurocurrency  Liabilities"  has the meaning  assigned to that term in
           -------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar  Lending  Office" means,  with respect to any Lender,  the
           ---------------------------
office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period, an interest rate per
           ---------------
annum equal to the rate per annum obtained by dividing (i) the rate of interest per annum at which deposits in United States dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of the Administrative Agent during such Interest Period and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar  Rate Loan" means any outstanding  principal amount of the
           ---------------------
Loans of any Lender that, for an Interest Period, bear interest at a rate determined with reference to the Eurodollar Rate for such Interest Period.

          "Eurodollar Rate Reserve Percentage" for any Interest Period means the
           ----------------------------------
reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 8.1.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Existing  Credit   Agreement"  has  the  meaning   specified  in  the
           ----------------------------
introduction.

          "Federal  Funds Rate" means,  for any period,  a fluctuating  interest
           -------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Quarter" means a fiscal quarter of the Borrower or KMG, as the
           --------------
case may be, which shall be a three-month period ending on the last day of any of March, June, September or December.

          "Fiscal  Year" means a fiscal year of the Borrower or KMG, as the case
           ------------
may be, which shall be the twelve-month period ending on December 31 of each year.

          "Fixed Charges" means, for any period, without duplication, the sum of
           -------------
(i) Cash Interest Expense for such period, (ii) all cash payments of principal on Indebtedness of the Borrower or any of its Restricted Subsidiaries on a consolidated basis having a scheduled due date during such period, excluding, specifically, any voluntary or mandatory payment of principal made pursuant to Sections 2.6(b) or (d) during such period, (iii) all amounts paid by the Borrower or any of its Restricted Subsidiaries on a consolidated basis on Capitalized Lease Obligations having a scheduled due date during such period,
(iv) the amount of all income taxes actually paid or payable in cash by the Borrower and its Restricted Subsidiaries during such period, (v) Capital Expenditures of the Borrower or any of its Restricted Subsidiaries actually paid or payable in cash during such period, and (vi) all amounts invested by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries.

          "GAAP" means generally  accepted  accounting  principles in the United
           ----
States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination; except that for purposes of Article V, GAAP shall be determined
                ------
on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in
Section 4.5. In the event that there is a change in GAAP from those in effect on the date hereof which would, but for the exception to the preceding sentence, result in a change in the amounts or ratios calculated under the financial covenants in Article V, then upon notice by the Borrower to the Agents, the parties agree to negotiate in good faith in order to amend such provisions to take account of such change while substantially preserving the evaluation of the Borrower's financial condition effected by such financial covenants prior to such change.

          "Governmental Authority" means any nation or government,  any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" means the Parent and each Domestic  Restricted  Subsidiary
           ---------
of the Borrower.

          "Indebtedness"  of any  Person  means,  without  duplication,  (i) all
           ------------
indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, provided that in any such case the amount of such indebtedness shall
           --------
not, at any time, be deemed to exceed the fair market value of such property at such time) which indebtedness is due more than 180 days from the date of the incurrence of the obligation in respect thereof, (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued at the greatest of its voluntary or involuntary liquidation preference or purchase, redemption, retirement or defeasance price, (vii) all obligations of such Person under Interest Rate Contracts and (viii) all Indebtedness of any other Person referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnitees" has the meaning specified in Section 10.4.
           -----------

          "Indenture"  means  the  Indenture,  dated as of  December  19,  1996,
           ---------
between the Borrower, the Borrower's Domestic Restricted Subsidiaries that are parties thereto, as Guarantors, and American Stock Transfer & Trust Company, as trustee, pursuant to which the Subordinated Notes are to be issued, as the same may, to the extent permitted by this Agreement, be amended, supplemented or modified from time to time.

          "Interest  Period" means, in the case of any Eurodollar Rate Loan, (i)
           ----------------
initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months (or such other duration as is available to each Lender) thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.7 and (ii) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.7, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months (or such other duration as is available to each Lender) thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.7; provided, however, that all of the foregoing provisions relating
                --------  -------
to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

               (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension for any Eurodollar Rate Loan would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period for any Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;


               (C) the Borrower may not select any Interest Period which ends after a Commitment Reduction Date in the case of the Revolving Credit Loans or the date of a scheduled principal payment in the case of the Term Loans, in either case as set forth in Article II, unless, after giving effect to such selection, the aggregate unpaid principal amount of the Revolving Credit Loans or the Term Loans, as the case may be, for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Revolving Credit Loans or Revolving Credit Commitments or the Term Loans, as the case may be, are required to be reduced after such Commitment Reduction Date or after such scheduled principal payment is made; and

               (D) the Borrower may not select any Interest Period in respect of Loans having an aggregate amount less than $1,000,000.

          "Interest  Rate  Contracts"   means  interest  rate  swap  agreements,
           -------------------------
interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

          "Investments" has the meaning specified in Section 7.6.
           -----------

          "IRS" means the Internal Revenue Service, or any successor thereto.
           ---

          "Katz  International"  means  Katz  International  Limited,  a company
           -------------------
organized under the laws of England.

          "KCC" has the meaning specified in the introduction.
           ---

          "KCI" means Katz  Communications,  Inc., a Delaware  corporation and a
           ---
wholly-owned subsidiary of the Borrower.

          "KMC" has the meaning specified in the introductory paragraph.
           ---

          "KMG" means Katz Media Group, Inc., a Delaware corporation.
           ---

          "KMS  Credit  Agreement"  means  the  Credit  Agreement  dated  as  of
           ----------------------
September 6, 1996, among KMSI, the lenders party thereto, and The First National Bank of Boston, as agent for such lenders.

          "KMSI" has the meaning specified in the introduction.
           ----

          "Leases" means,  with respect to the Borrower or any of its Restricted
           ------
Subsidiaries, all of those leasehold estates in real property now owned by the Borrower or such Restricted Subsidiary as lessee or sublessee or hereafter acquired by the Borrower or such Restricted Subsidiary, as lessee or sublessee, as such may be amended, supplemented or otherwise modified from time to time.

          "Lenders" has the meaning specified in the introductory paragraph.
           -------

          "Lien"  means  any  mortgage,  deed of trust,  pledge,  hypothecation,
           ----
assignment,  deposit  arrangement,   encumbrance,  lien  (statutory  or  other),
security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

          "Loan" or "Loans"  means one or more of the Tranche A Term Loans,  the
           ----      -----
Tranche B Term Loans or the Revolving Credit Loans or any combination thereof.

          "Loan Documents" means,  collectively,  this Agreement, the Notes, the
           --------------
Subsidiary Guaranty, the Parent Guaranty, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Agents or any Lender in connection with or pursuant to any of the foregoing.

          "Loan  Party"  means  each  of  the  Borrower,  the  Parent  and  each
           -----------
Subsidiary of the Borrower which executes and delivers a Loan Document.

          "Majority  Lenders" means,  at any time,  Lenders having or holding at
           -----------------
least 51% of the sum of (i) the then aggregate Tranche A Term Loan Exposure of all Term Loan Lenders plus (ii) the then aggregate Tranche B Term Loan Exposure of all Term Loan Lenders plus (iii) the aggregate Revolving Loan Exposure of all Revolving Lenders.

          "Majority  Class  Lenders"  means,  at any time,  (i) for the Class of
           ------------------------
Lenders having Tranche A Term Loan Exposure and/or Revolving Loan Exposure, Lenders having or holding 51% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, and (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding 51% of the aggregate Tranche B Term Loan Exposure of all Lenders.

          "Material  Adverse  Change" means a material  adverse change in any of
           -------------------------
(i) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower and its Restricted Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of any Loan Document,
(iii) the fully perfected first priority status of the Liens granted pursuant to the Collateral Documents, (iv) the ability of the Borrower to repay the Obligations or of any Loan Party to perform its obligations hereunder or under any other Loan Document or (v) the rights and remedies of the Lenders or the Agents under any of the Loan Documents.

          "Material  Adverse Effect" means an effect that results in or causes a
           ------------------------
Material Adverse Change.

          "Material Lease" means any Lease pursuant to which the Borrower or any
           --------------
of its Restricted Subsidiaries has incurred obligations in excess of $2,000,000 payable in any period of 12 consecutive months.

          "Material  Plan" means any Pension Plan with Unfunded  Liabilities  in
           --------------
excess of $5,000,000.

          "Material Subsidiary" means a Subsidiary of the Borrower which (i) had
           -------------------
more than $1,000,000 in revenue for the period of the four consecutive Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter, or
(ii) at such time, owned more than $1,000,000 in assets.

          "Merger" has the meaning specified in the introduction.
           ------

          "Multiemployer  Plan" means, at any time, an employee  pension benefit
           -------------------
plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "NCC" means National Cable  Communications,  L.P., a Delaware  limited
           ---
partnership.

          "NCC Guaranty" means the guaranty dated January 20, 1995,  executed by
           ------------
KCC in favor of the limited partners of NCC, with respect to the obligations of Katz Cable Corporation, as general partner of NCC.

          "Net Income  (Loss)"  means,  for any  period,  the  following  amount
           ------------------
determined on a consolidated basis for such period in conformity with GAAP: the aggregate of net income (or loss) from continuing operations of the Borrower and its Restricted Subsidiaries; provided that the net income (or loss) from
                                --------
continuing operations of any Restricted Subsidiary acquired by the Borrower during such period, including, without limitation, the net income (or loss) attributable to any business or Representation Agreement acquired by the Borrower or any of its Restricted Subsidiaries, shall only be included from the date so acquired.

          "Net Interest  Expense" means, for any period,  gross interest expense
           ---------------------
of the Borrower and its Restricted Subsidiaries, on a consolidated basis, for such period determined in conformity with GAAP, less the following for the
                                                     ----
Borrower and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP: the sum of (i) interest capitalized during construction for such period, (ii) interest income for such period, and (iii) gains for such period on Interest Rate Contracts (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense) plus the following for the Borrower and its Restricted Subsidiaries on
         ----
a consolidated basis determined in conformity with GAAP: the sum of (i) losses for such period on Interest Rate Contracts (to the extent not included in such gross interest expense), and (ii) the expensing of upfront costs or fees for such period associated with Interest Rate Contracts (to the extent not included in such gross interest expense).

          "Net  Representation  Agreement Payments" has the meaning specified in
           ---------------------------------------
Section 7.5(c)(vi).

          "Non-Cash  Interest  Expense"  means,  for any period,  the sum of the
           ---------------------------
following amounts for the Borrower and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP to the extent included in Net Interest Expense for such period: (i) the amount of amortized debt discount for such period, including, without limitation, the amortization of any discount or premium on the Debentures or the Subordinated Notes, (ii) the amount of amortized financing costs which are capitalized in connection with or as a result of the Existing Credit Agreement, this Agreement or the issuance of the Debentures or the Subordinated Notes for such period and (iii) charges relating to writeups or write-downs in the book carrying value of existing Indebtedness of the Borrower or any of its Restricted Subsidiaries for such period.

          "Notes"  means one or more of the Tranche A Term Notes,  the Tranche B
           -----
Term Notes, or the Revolving Credit Notes.

          "Notice of Conversion or  Continuation"  has the meaning  specified in
           -------------------------------------
Section 2.7.

          "Notice of Borrowing" has the meaning specified in Section 2.2(a).
           -------------------

          "Obligations"   means  the  Loans  and  all  other  advances,   debts,
           -----------
liabilities, obligations, covenants and duties owing by the Borrower or any of the Restricted Subsidiaries to any Agent, any Lender or any Indemnitee, of every type and description, present or future, arising under this Agreement, under any other Loan Document or any Interest Rate Contract with a Lender, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, Interest Rate Contract or indemnification, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other amounts chargeable to the Borrower or any of the Restricted Subsidiaries under this Agreement, any other Loan Document or any Interest Rate Contract with a Lender.

          "Other Taxes" has the meaning specified in Section 2.14(b).
           -----------

          "Parent" means (i) prior to the  consummation  of the Merger,  KCC and
           ------
(ii) upon the consummation of the Merger and the contribution of all of the outstanding shares of KCC by KMG to KMSI, KMSI.

          "Parent Guaranty" means the Guaranty, in the form of Exhibit K hereto,
           ---------------                                     ---------
executed by each of KMSI and KCC in favor of the Administrative Agent, as such guaranty may be amended, supplemented or otherwise modified from time to time.

          "Parent Pledge  Agreement" means the Parent Pledge  Agreement,  in the
           ------------------------
form of  Exhibit  N  hereto,  executed  by each of KMSI  and KCC in favor of the
         ----------
Administrative Agent, as such agreement may be amended, supplemented or modified from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
thereto.

          "Pension  Plan"  means a Plan that is  covered by Title IV of ERISA or
           -------------
subject to the minimum funding standards under Section 412 of the Code.

          "Permit" means any permit, approval, authorization,  license, variance
           ------
or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted  Acquisition"  means any transaction  pursuant to which the
           ----------------------
Borrower or any of its Restricted Subsidiaries acquires, whether by means of a purchase, capital contribution, assumption of liabilities, merger, consolidation or otherwise, (i) an equity interest in any Person which has the effect of making such Person a direct or indirect wholly-owned Subsidiary of the Borrower or (ii) all or a substantial portion of the business or assets of another Person or a business or line of business of another Person; provided that in each case
                                                      --------
(a) the aggregate consideration provided by the Borrower and any of its Subsidiaries, including but not limited to the fair market value of any cash, property, stock or services so provided, and the amount of any Indebtedness or other liabilities assumed, does not exceed $25,000,000 in the aggregate for any such transaction or series of related transactions; (b) no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction; (c) the Borrower and its Subsidiaries otherwise comply with the provisions of this Agreement relating to such transaction, including without limitation the provisions of Section 7.15 with respect to the pledging of the Stock or Stock Equivalents of such Person to the Administrative Agent and the execution of a Subsidiary Guaranty, Subsidiary Pledge Agreement and Subsidiary Security Agreement to the same extent as if such Person were a newly-organized Subsidiary; (d) the Person so acquired is engaged, or the business or assets so acquired are of a type utilized, in a line of business substantially similar to that engaged in by Borrower and its Subsidiaries; (e) the Borrower and its Restricted Subsidiaries will be in pro forma compliance with the provisions of

Article V as if such transaction had occurred on the first day of the relevant calculation period, in the case of income statement elements of such covenants, or on the date of determination, in the case of balance sheet elements of such covenants, in each case after giving effect to all Indebtedness incurred or repaid in connection therewith, including assumed liabilities, and (f) the Borrower shall have provided a certificate of a Responsible Officer to the foregoing effect, including copies of such financial covenant calculations, to the Agents not less than five Business Days prior to the consummation of such transaction.

          "Person" means an individual,  partnership,  corporation  (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Plan"  means,  at any  time,  an  employee  pension  benefit  plan or
           ----
employee welfare benefit plan (other than a Multiemployer Plan) which is covered by ERISA and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pledge   Agreements"   means,   collectively,   the  Borrower  Pledge
           -------------------
Agreement, the Parent Pledge Agreement and the Subsidiary Pledge Agreement.

          "Pledged  Collateral" means,  collectively,  the Pledged Collateral as
           -------------------
defined in each of the Pledge Agreements.

          "Pledged Shares" means, collectively, the Pledged Shares as defined in
           --------------
each of the Pledge Agreements.

          "Pro Forma Total Debt to EBITDA  Ratio"  means for the  Borrower,  the
           -------------------------------------
ratio of Total Debt as of the date of determination to EBITDA for the four Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter; provided that to the extent that during such period the Borrower or any of its Restricted Subsidiaries has made an acquisition of a Restricted Subsidiary or of all or a substantial portion of the business or assets of another Person or a business or line of business of another Person, such calculations shall be made with respect to the business or assets so acquired or with respect to the acquired operations of any Restricted Subsidiary so acquired as if such acquisition took place on the first day of such period on a pro forma basis for the portion of such period prior to the date of such acquisition and on an actual basis for the portion of such period after the date of such acquisition; and provided further that such calculations shall be made after -------- ------- giving effect to any borrowings made in connection with the event for which the determination is being made, and the application of the proceeds of such borrowings to prepay, redeem or repurchase indebtedness and to the application of the proceeds of any equity issued by KMG in connection with any determinations being made pursuant to Section 2.6(d)(ii).

          "Qualified  Plan" means a Plan that is or was intended to be qualified
           --------------
under Section 401(a) of the Code.

               "Ratable   Portion"   or   "ratably"   means,   on  any  date  of
                -----------------          -------
determination, (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loans of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan
                                           --------
Exposure of that Lender on such date by (y) the aggregate Tranche A Term Loan Exposure of all Lenders on such date, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loans of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender on such date by (y) the aggregate Tranche B Term Loan Exposure of all Lenders on such date, and (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Credit Loans of any Lender the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender
                        --------
on such date by (y) the aggregate Revolving Loan Exposure of all Lenders on such date, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A Term Loan Exposure
                        --------
of that Lender on such date plus the Tranche B Term Loan Exposure of that Lender
                            ----
on such date plus the Revolving Loan Exposure of that Lender on such date by (y)
             ----                                                         --
the sum of the aggregate Tranche A Term Loan Exposure of all Lenders on such date plus the aggregate Tranche B Term Loan Exposure of all Lenders on such date
     ----
plus the aggregate Revolving Loan Exposure of all Lenders on such date, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.7.

               "Related   Documents"   means  the   Debenture   Indenture,   the
                -------------------
Debentures, the Indenture, the Subordinated Notes and all other instruments and documents executed and delivered in connection with any of the foregoing.

               "Reportable  Event" means a "reportable event" within the meaning
                -----------------
of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation).

               "Representation  Agreement"  means any agreement now in effect or
                -------------------------
hereafter entered into between the Borrower or any of its Restricted Subsidiaries and owners and operators of electronic media (including, without limitation, radio and television stations, cable systems, interactive television projects, Internet and other on-line services) pursuant to which the Borrower or such Restricted Subsidiary sells advertising on such media, as such agreements may be amended, supplemented or otherwise modified from time to time.

               "Representation  Agreement  Acquisition  Payments" means, for any
                ------------------------------------------------
period, the aggregate of all cash payments which would be reflected as "Payment made on purchase of station representation contracts" on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries prepared in conformity with GAAP.

               "Representation  Agreement  Termination  Payments" means, for any
                ------------------------------------------------
period, the aggregate of all cash payments received which would be reflected as "Payment received on sale of station representation contracts" on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries prepared in conformity with GAAP.

               "Requirement  of Law" means,  as to any  Person,  the charter and
                -------------------
bylaws or other organizational or governing documents of such Person, and all Federal, state and local laws, rules and regulations, including, without limitation, all disclosure requirements of ERISA and all orders, judgments, decrees or other determinations of an arbitrator, court or other Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible  Officer" means, with respect to any Person,  any of
                --------------------
the principal executive officers of such Person.

               "Restricted  Subsidiary" means a Subsidiary of the Borrower other
                ----------------------
than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Borrower existing as of the date hereof other than NCC.

               "Revolving  Credit  Commitment"  has  the  meaning  specified  in
                -----------------------------
Section 2.1(a).

               "Revolving  Credit  Loan" has the  meaning  specified  in Section
                -----------------------
2.1(a).

               "Revolving  Credit Note" means a promissory  note of the Borrower
                ----------------------
payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment as originally in effect, in substantially the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Credit Loans made by such Lender.

               "Revolving  Lender"  means a  Lender  having a  Revolving  Credit
                -----------------
Commitment or having Revolving Credit Loans outstanding.

               "Revolving Loan Exposure" means, with respect to any Lender as of
                -----------------------
any date of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender's Revolving Credit Commitment, and (ii) after the termination of the Revolving Credit Commitments, the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender.

               "Secured  Parties" means the Lenders,  the Syndication  Agent and
                ----------------
the Administrative Agent.

               "Security Agreements" means, collectively,  the Borrower Security
                -------------------
Agreement and the Subsidiary Security Agreement.

               "Solvent"  means,  with respect to any Person,  that the value of
                -------
the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Stock" means shares of capital stock,  beneficial or partnership
                -----
interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

               "Stock  Equivalents"  means all  securities  convertible  into or
                ------------------
exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

               "Subordinated  Notes"  means the up to $100  million in aggregate
                -------------------
principal amount of 10-1/2% Senior Subordinated Notes due 2007 of the Borrower, as such notes may be amended from time to time to the extent permitted pursuant to Section 7.10.

               "Subsidiary"  means, with respect to any Person, any corporation,
                ----------
partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling Persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

               "Subsidiary  Guaranty" means a Guaranty, in the form of Exhibit D
                --------------------
hereto, executed by one or more Domestic Restricted Subsidiaries of the Borrower in favor of the Administrative Agent, as such guaranty may be amended, supplemented or otherwise modified from time to time.

               "Subsidiary  Pledge Agreement" means a Pledge  Agreement,  in the
                ----------------------------
form of Exhibit F hereto, executed by one or more Domestic Restricted Subsidiaries of the Borrower in favor of the Administrative Agent, as such agreement may be amended, supplemented or modified from time to time.

               "Subsidiary  Security Agreement" means a Security  Agreement,  in
                ------------------------------
the form of Exhibit H hereto, executed by one or more Domestic Restricted Subsidiaries of the Borrower in favor of the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

               "Syndication Agent" has the meaning specified in the introductory
                -----------------
paragraph.

               "Tax Affiliate"  means,  as to any Person,  (i) any Subsidiary of
                -------------
such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

               "Taxes" has the meaning specified in Section 2.14(a).
                -----

               "Tax Return" has the meaning specified in Section 4.3.
                ----------

               "Termination Date" means the date on or before September 30, 2003
                ----------------
on which the Revolving Credit Commitments terminate in whole pursuant to Section
2.4 or 8.2.

               "Term Loan Lender" means a Lender  having a Term Loan  Commitment
                ----------------
or having Term Loans outstanding.

               "Term Loan Commitment"  means,  collectively,  the Tranche A Term
                --------------------
Loan Commitment and the Tranche B Term Loan Commitment of any Lender.

               "Term Loans"  means,  collectively,  the Tranche A Term Loans and
                ----------
the Tranche B Term Loans made by any Lender to the Borrower pursuant to Sections 2.1(b) and (c).

               "Total  Debt"  means,  at any date,  the  aggregate  Indebtedness
                -----------
(other than (i) Indebtedness within the meaning of clause (vii) of the definition of Indebtedness, (ii) Indebtedness consisting of contingent reimbursement obligations with respect to surety bonds, letters of credit and bankers acceptances, (iii) Indebtedness consisting of Contingent Obligations in respect of obligations which are not themselves Indebtedness or (iv) Indebtedness consisting of deferred payment obligations in respect of the acquisition of Representation Agreements) of the Borrower and its Restricted

Subsidiaries on a consolidated basis at such date.

               "Total Debt to EBITDA  Ratio"  means,  for the  Borrower  for any
                ---------------------------
Fiscal Quarter, the ratio of Total Debt on the last day of such Fiscal Quarter to EBITDA for the four Fiscal Quarters ending on the last day of such Fiscal Quarter; provided that until the delivery to the Administrative Agent of a
          --------
certificate of the Borrower setting forth the Total Debt to EBITDA Ratio as of the last day of the first Fiscal Quarter ending after the Closing Date, the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin and the Commitment Fee Percentage shall be determined based upon the certificate of the Borrower delivered on the Closing Date pursuant to Section 3.1(v).

               "Total Interest  Coverage Ratio" means,  for the Borrower for any
                ------------------------------
period, the ratio of EBITDA for such period to Cash Interest Expense during such period.

               "Tranche  A Term  Loan"  has the  meaning  specified  in  Section
                ---------------------
2.1(b).

               "Tranche A Term Loan  Commitment"  has the meaning  specified  in
                -------------------------------
Section 2.1(b).

               "Tranche A Term Loan Exposure" means, with respect to a Lender of
                ----------------------------
a Tranche A Term Loan as of any date of determination, (i) prior to the termination of a Lender's Tranche A Term Loan Commitment, that Lender's Tranche A Term Loan Commitment, and (ii) after the termination of all of a Lender's Tranche A Term Loan Commitment, the outstanding principal amount of the Tranche A Term Loans of that Lender.

               "Tranche A Term Note"  means a  promissory  note of the  Borrower
                -------------------
payable to the order of any Lender in a principal amount equal to the amount of such Lender's Tranche A Term Loan Commitment as originally in effect, in substantially the form of Exhibit L, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Tranche A Term Loans made by such Lender.

               "Tranche  B Term  Loan"  has the  meaning  specified  in  Section
                ---------------------
2.1(c).

               "Tranche B Term Loan  Commitment"  has the meaning  specified  in
                -------------------------------
Section 2.1(c).

               "Tranche B Term Loan Exposure" means, with respect to a Lender of
                ----------------------------
a Tranche B Term Loan as of any date of determination, (i) prior to the termination of a Lender's Tranche B Term Loan Commitment, that Lender's Tranche B Term Loan Commitment, and (ii) after the termination of all of a Lender's Tranche B Term Loan Commitment, the outstanding principal amount of the Tranche B Term Loans of that Lender.

               "Tranche B Term Note"  means a  promissory  note of the  Borrower
                -------------------
payable to the order of any Lender in a principal amount equal to the amount of such Lender's Tranche B Term Loan Commitment as originally in effect, in substantially the form of Exhibit M, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Tranche B Term Loans made by such Lender.

               "Unfunded  Liabilities"  means,  with  respect to any Plan at any
                ---------------------
time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan using actuarial assumptions then in effect under such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

               "Unrestricted  Subsidiary"  means NCC and any other Subsidiary of
                ------------------------
the Borrower not in existence on the date hereof that is designated by the Borrower by notice to the Administrative Agent as an Unrestricted Subsidiary and in each case (other than, upon consummation of the Merger, NCC with respect to the NCC Guaranty) as to which each of the following conditions is satisfied: (a) neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or has any obligation to make any capital contribution to, or any payment on behalf of, such Subsidiary; and (b) no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

               "Voting Shares" means, for any Person, Stock of such Person which
                -------------
under ordinary circumstances has the voting power entitling the holders of such Stock to elect the board of directors or other governing body of such Person.

               1.2.  Computation  of Time  Periods.  In this  Agreement,  in the
                     -----------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

               1.3.  Accounting  Terms.  All accounting  terms not  specifically
                     -----------------
defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

               1.4.  Certain  Terms.  (a)  The  words  "herein,"   "hereof"  and
                     --------------
"hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause shall refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in, this Agreement.

               (b) The terms Lender, Syndication Agent and Administrative Agent include their respective successors and the term Lender includes each assignee of such Lender who becomes a party hereto pursuant to Section 10.7.

               (c) References to any agreement, instrument or other document refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference.


                                   ARTICLE II

                 AMOUNTS AND TERMS OF THE COMMITMENTS AND LOANS

               2.1.  The Loans.  (a) On the terms and subject to the  conditions
                     ---------
contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Credit Loan") to the Borrower from time to time on any Business Day
 -----------------------
during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule I as its Revolving Credit Commitment (such Lender's "Revolving Credit Commitment"). Within the limits of each
                  -----------------------------
Lender's Revolving Credit Commitment, amounts prepaid pursuant to Section 2.6(b) may be reborrowed under this Section 2.1(a). The Revolving Credit Loans of each Lender shall be evidenced by a Revolving Credit Note.

               (b) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Tranche A Term
                                                                  --------------
Loan") to the Borrower on the Closing Date in an amount not to exceed the amount
----
set forth  opposite  such Lender's name on Schedule I as its Tranche A Term Loan
                                           ----------
Commitment  (such  Lender's  "Tranche A Term Loan  Commitment").  Each  Lender's
                              -------------------------------
Tranche A Term Loan Commitment shall expire immediately and without further action on the earlier of (i) the making of the Tranche A Term Loans on the Closing Date or (ii) January 31, 1997 if the initial Tranche A Term Loans are not made on or before that date. Amounts borrowed under this Section 2.1(b) and subsequently repaid or prepaid may not be reborrowed. The Tranche A Term Loans of each Lender shall be evidenced by a Tranche A Term Note.

               (c) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Tranche B Term
                                                                  --------------
Loan") to the Borrower on the Closing Date in an amount not to exceed the amount
----
set forth  opposite  such Lender's name on Schedule I as its Tranche B Term Loan
                                           ----------
Commitment  (such  Lender's  "Tranche B Term Loan  Commitment").  Each  Lender's
                              -------------------------------
Tranche B Term Loan Commitment shall expire immediately and without further action on the earlier of (i) the making of the Tranche B Term Loans on the Closing Date or (ii) January 31, 1997 if the initial Tranche B Term Loans are not made on or before that date. Amounts borrowed under this Section 2.1(c) and subsequently repaid or prepaid may not be reborrowed. The Tranche B Term Loans of each Lender shall be evidenced by a Tranche B Term Note.

               (d) At any time that no Default or Event of Default has occurred and is continuing the Borrower may notify the Agents that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $75,000,000 in additional Revolving Credit Commitments, additional Tranche A Term Loan Commitments and/or additional Tranche B Term Loan Commitments. Any increase in the Revolving Credit Commitments, Tranche A Term Loan Commitments and/or Tranche B Term Loan Commitments pursuant to this Section 2.1(d) shall constitute an amendment of this Agreement and be subject to the provisions of Section 10.1 hereof. Upon receipt of such notice, the Syndication Agent shall use its best efforts to arrange for the Lenders or for other banks, financial institutions or other accredited investors (as defined in the regulations of the Securities and Exchange Commission) to provide such additional Revolving Credit Commitments, additional Tranche A Term Loan Commitments and/or additional Tranche B Term Loan Commitments. Nothing contained in this Section 2.1(d) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Revolving Credit Commitments, additional Tranche A Term Loan Commitments and/or additional Tranche B Term Loan Commitments.

               2.2.  Making the  Loans.  (a) Each  Borrowing  shall be made upon
                     -----------------
receipt of a notice,  in  substantially  the form of  Exhibit B (the  "Notice of
                                                                       ---------
Borrowing"),  given by the Borrower to the  Administrative  Agent not later than
---------
11:00 A.M. (Boston time) on the third (or, in the case of a Borrowing consisting only of Base Rate Loans, the first) Business Day prior to the date of the proposed Borrowing. Each Notice of Borrowing shall be by telecopy, telex or cable, confirmed promptly by a manually signed writing, specifying therein (i) the date of the proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing, (iii) the amount thereof, if any, requested to be Eurodollar Rate Loans and (iv) the initial Interest Period or Periods for any such Eurodollar Rate Loans. Each Loan shall be made as a Base Rate Loan unless (subject to
Section 2.11) the Notice of Borrowing  specifies  that all or a pro rata portion
                                                                --- ----
thereof shall be Eurodollar Rate Loans; provided, however, that the aggregate of
                                        --------  -------
the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. Notwithstanding the foregoing, unless otherwise agreed to by the Agents, until the earlier to occur of (i) the date that is 30 days after the Closing Date and
(ii) the date the Borrower is advised by the Syndication Agent that the Syndication Agent's primary syndication period has been concluded, the Borrower may only request Base Rate Loans.

               (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate under Section 2.8(b). Each Lender shall, before 11:00 A.M. (Boston time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.2, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

               (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of a proposed Borrowing which the Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on the date so specified.

               (d) Unless the  Administrative  Agent shall have received  notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such proposed Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

               (e) The failure of any Lender to make the Loan to be made by it as part of a Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any such Borrowing.

               (f) Each Borrowing consisting solely of Base Rate Loans shall be in an aggregate amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof.

               2.3.   Fees.   (a)  The   Borrower  has  agreed  to  pay  to  the
                      ----
Administrative Agent an annual administrative agent's fee, the amount and dates of payment of which are embodied in a separate agreement between the Borrower and the Administrative Agent.

               (b) The Borrower agrees to pay to each Revolving Lender a fee from the date hereof until the Termination Date equal to the average daily Available Revolving Commitment of such Lender multiplied by the Commitment Fee
                                                ----------
Percentage then in effect, payable in arrears on the last day of each March, June, September, and December, commencing March 31, 1997, during the term of such Lender's Revolving Credit Commitment, and on the Termination Date.

               (c) The Borrower agrees to pay to the Syndication Agent and the Arranger on the Closing Date such fees, the amount of each of which is embodied in a separate agreement between the Borrower and the Syndication Agent and the Arranger.

               2.4.  Reduction and  Termination  of the  Commitments;  Scheduled
                     -----------------------------------------------------------
Payments of Term Loans.  (a) The  Borrower  shall have the right,  upon at least
----------------------
three Business Days' prior notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that
                                                        --------   -------
each partial reduction shall be in the aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

               (b) The aggregate Revolving Credit Commitments of the Lenders shall be reduced on each of the following dates (each, a "Commitment Reduction Date") by the amount, expressed as a percentage of the Lenders' aggregate original Revolving Credit Commitments, set forth opposite such date in the table below and, in each case, the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount:


          Commitment                                  Commitment
          Reduction Date                               Reduction
          --------------                              -----------

          March 31, 2000                                 2.50%
          June 30, 2000                                  2.50%
          September 30, 2000                             2.50%
          December 31, 2000                              2.50%

          March 31, 2001                                 3.75%
          June 30, 2001                                  3.75%
          September 30, 2001                             3.75%
          December 31, 2001                              3.75%

          March 31, 2002                                 6.25%
          June 30, 2002                                  6.25%
          September 30, 2002                             6.25%
          December 31, 2002                              6.25%

          March 31, 2003                                16.66%
          June 30, 2003                                 16.66%
          September 30, 2003                            16.68%


; provided that the scheduled reductions of the Revolving Credit Commitments set
  --------
forth  above  shall be  reduced  on a pro  rata  basis  in  connection  with any
                                      ---  ----
voluntary or mandatory reductions of Revolving Credit Commitments in accordance with Sections 2.4(a), 2.4(c) or 2.6(d); and provided further that the Revolving
                                             -------- -------
Credit Commitments shall be reduced to zero no later than September 30, 2003.

               (c) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Credit Loans is made pursuant to Section 2.6(d) in the amount of such prepayment (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount).

               (d) The Borrower shall make principal payments on the Tranche A Term Loans on each of the following dates in the aggregate amount, expressed as a percentage of the Lenders' aggregate original Tranche A Term Loan Commitments, set forth opposite such date in the table below and, in each case, the Tranche A Term Loans of each Lender shall be prepaid by its Ratable Portion of such amount:

          Scheduled                                    Scheduled
          Repayment Dates                              Repayment
          ---------------                              ---------

          March 31, 1999                               2.50%
          June 30, 1999                                2.50%
          September 30, 1999                           2.50%
          December 31, 1999                            2.50%

          March 31, 2000                               2.50%
          June 30, 2000                                2.50%
          September 30, 2000                           2.50%
          December 31, 2000                            2.50%

          March 31, 2001                               5.00%
          June 30, 2001                                5.00%
          September 30, 2001                           5.00%
          December 31, 2001                            5.00%

          March 31, 2002                               7.50%
          June 30, 2002                                7.50%
          September 30, 2002                           7.50%
          December 31, 2002                            7.50%

          March 31, 2003                               7.50%
          June 30, 2003                                7.50%
          September 30, 2003                          15.00%



; provided  that the scheduled  installments  of principal of the Tranche A Term
  --------
Loans set forth  above shall be reduced on a pro rata basis in  connection  with
                                             --- ----
any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with Section 2.6; and provided further that the aggregate unpaid principal
                       --------  -------
amount of the Tranche A Term Loans shall be paid in full no later than September 30, 2003.

               (e) The Borrower shall make principal payments on the Tranche B Term Loans on each of the following dates in the aggregate amount, expressed as a percentage of the Lenders' aggregate original Tranche B Term Loan Commitments, set forth opposite such date in the table below and, in each case, the Tranche B Term Loans of each Lender shall be prepaid by its Ratable Portion of such amount:


          Scheduled                                    Scheduled
          Repayment Dates                              Repayment
          ---------------                              ---------

          March 31, 1997                                  0.25%
          June 30, 1997                                   0.25%
          September 30, 1997                              0.25%
          December 31, 1997                               0.25%

          March 31, 1998                                  0.25%
          June 30, 1998                                   0.25%
          September 30, 1998                              0.25%
          December 31, 1998                               0.25%

          March 31, 1999                                  0.25%
          June 30, 1999                                   0.25%
          September 30, 1999                              0.25%
          December 31, 1999                               0.25%

          March 31, 2000                                  0.25%
          June 30, 2000                                   0.25%
          September 30, 2000                              0.25%
          December 31, 2000                               0.25%

          March 31, 2001                                  0.25%
          June 30, 2001                                   0.25%
          September 30, 2001                              0.25%
          December 31, 2001                               0.25%

          March 31, 2002                                  0.25%
          June 30, 2002                                   0.25%
          September 30, 2002                              0.25%
          December 31, 2002                               0.25%

          March 31, 2003                                  0.25%
          June 30, 2003                                   0.25%
          September 30, 2003                              0.25%
          December 31, 2003                              13.25%

          March 31, 2004                                 13.25%
          June 30, 2004                                  13.25%
          September 30, 2004                             13.25%
          December 31, 2004                              40.25%



; provided  that the scheduled  installments  of principal of the Tranche B Term
  --------
Loans set forth above shall be reduced on a pro rata basis in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with Section 2.6; and provided further that the aggregate unpaid principal
                       --------  -------
amount of the Tranche B Term Loans shall be paid in full no later than December 31, 2004.

               2.5.  Repayment.  The Borrower  shall repay the aggregate  unpaid
                     ---------
principal amount of the Revolving Credit Loans on the Termination Date.

               2.6. Prepayments.  (a) The Borrower shall have no right to prepay
                    -----------
the principal amount of any Loan other than as provided in this Section 2.6.

               (b) The Borrower may, upon at least three, or in the case of Base Rate Loans one, Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amount of the Loans so designated by the Borrower, without penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that no prepayment of any Eurodollar Rate Loan may be made on
--------  -------
any day other than the last day of an Interest Period for such Loan, unless the Borrower compensates each Lender in full for all losses, costs or expenses incurred by such Lender as a result of such prepayment including without limitation any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan; and provided, further,
                                                             --------   -------
that each partial prepayment pursuant to this Section 2.6(b) shall be in an aggregate amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof. Any voluntary prepayment of the Term Loans pursuant to this
Section 2.6(b) shall be applied to the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis.
                --- ----

               (c) If, at any time, including, without limitation, on a Commitment Reduction Date, the outstanding principal amount of the Revolving Credit Loans exceeds the aggregate Revolving Credit Commitments as reduced on such date, the Borrower shall forthwith prepay the outstanding principal amount of the Revolving Credit Loans by the amount of such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid.

               (d) (i) The Borrower shall forthwith prepay the Term Loans upon receipt (or in the case of Net Representation Agreement Payments as described in the succeeding proviso, upon the Repayment Date) by the Borrower and its Restricted Subsidiaries on a consolidated basis of Asset Sale Proceeds in excess of $6,000,000 in any Fiscal Year in an amount equal to such excess Asset Sale Proceeds, together with accrued interest to the date of such prepayment on the principal amount prepaid, to the extent required by Section 7.5(c) and to the extent such excess Asset Sale Proceeds exceed the aggregate outstanding principal amount of Term Loans, the Borrower shall prepay the Revolving Credit Loans in an amount equal to the amount of such excess and the Revolving Credit Commitments shall be permanently reduced in an amount equal to such excess; provided that Net Representation
                                              --------
          Agreement Payments shall be deemed to be Asset Sale Proceeds for the purpose of calculating the aggregate amount of Asset Sale Proceeds received in any Fiscal Year on the date (the "Repayment Date") that is the 360th day after the last day of such Fiscal Year in an amount (the "Repayment Amount") which is equal to the excess, if any, of (x) the amount of such Net Representation Agreement Payments over (y) the excess, if any, for the period from the end of such Fiscal Year to the Repayment Date of Representation Agreement Acquisition Payments for such period over the Representation Agreement Termination Payments for such period. If, following the receipt by the Borrower or any of its Restricted Subsidiaries of any Asset Sale Proceeds, the Borrower is required to apply or cause to be applied any portion of such Asset Sale Proceeds to prepay any Indebtedness evidenced by any of the Subordinated Notes pursuant to the Indenture, then, notwithstanding anything contained in this Section 2.6(d), the Borrower shall prepay the Loans and/or reduce the Revolving Loan Commitments in the order set forth in this Section 2.6(d) so as to eliminate any obligation to prepay such Indebtedness.

               (ii) On the date of receipt by KMG or any of its  Subsidiaries of any proceeds (net of underwriting discounts and commissions, reasonable legal fees and other reasonable costs and expenses associated therewith) from the issuance of any equity securities of such Person, if the Pro Forma Ratio of Total Debt to EBITDA is greater than 3.5 to 1.0, the Borrower shall deliver a certificate to the Agents setting forth the calculation of such net proceeds and, to the extent that KMG intends to apply such net proceeds to effect acquisitions of all or substantially all of the stock or assets of another Person within the succeeding 270 days, certifying as to such intent, and to the extent that KMG does not intend to effect such acquisitions, the Borrower shall forthwith prepay the Term Loans in an aggregate amount equal to 50% of such proceeds, together with accrued interest to the date of such prepayment on the principal amount prepaid, and to the extent such proceeds exceed the aggregate outstanding principal amount of Term Loans, the Borrower shall prepay in an amount equal to such excess the Revolving Credit Loans, and the Revolving Credit Commitments shall be permanently reduced in an amount equal to such excess. On the 180th day following the receipt of the proceeds of any such equity securities issued by KMG which are not used within 180 days of such issuance to effect acquisitions by KMG of all or substantially all of the stock or assets of another Person, the Borrower shall forthwith deposit cash in an amount equal to such unused proceeds into an account to be pledged to the Lenders and the other Secured Parties or to be held in escrow pending such use or distribution in accordance with the next sentence. On the 270th day following the receipt of the proceeds of any such equity securities issued by KMG which are not used within 270 days of such issuance to effect acquisitions by KMG of all or substantially all of the stock or assets of another Person, the Borrower shall forthwith prepay the Loans in accordance with the provisions of the first sentence of this clause (ii).

               (iii) Any mandatory prepayments of the Term Loans pursuant to this Section 2.6(d) shall be applied to the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis.

               (e) Any prepayment of Loans pursuant to this Section 2.6 made on a day other than the last day of an Interest Period for any Eurodollar Loans shall be applied first to Base Rate Loans, if any, then outstanding and second
                 -----                                                    ------
to Eurodollar Rate Loans elected by the Borrower by notice to the Administrative Agent or, in the absence of such notice, to Eurodollar Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of
                                      --------   -------
Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirements, the Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing cash collateral account, pledged to the Administrative Agent and under the sole dominion and control of the Administrative Agent, until the end of such Interest Period, at which time such pledged amounts will be applied to prepay such Eurodollar Rate Loans. Such cash collateral account shall be maintained in the name of the Administrative Agent at such place as shall be designated by the Administrative Agent and shall be established pursuant to documentation in form and substance satisfactory to the Administrative Agent.

               2.7.  Conversion/Continuation  Option. The Borrower may elect (i)
                     -------------------------------
at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the Eurodollar Rate Loans for each
                   --------   -------
Interest Period therefor must be in the aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Notwithstanding the foregoing, unless otherwise agreed to by the Agents, until the earlier to occur of (i) the date that is 30 days after the Closing Date or (ii) the date the Borrower is advised by the Syndication Agent that the Syndication Agent's primary syndication period has been concluded, the Borrower may not convert Base Rate Loans to Eurodollar Rate Loans. Each conversion or continuation shall be allocated among the Loans of the Lenders so converted or continued in accordance with each Lender's Ratable Portion of the amount so converted or continued. Each such election shall be in substantially the form of Exhibit C (a "Notice of
                                                                       ---------
Conversion  or  Continuation")  and shall be made by giving  the  Administrative
----------------------------
Agent at least three Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor shall be permitted at any time at which a Default (other than a Default under Section 8.1(c)(ii) with respect to a failure to comply with Sections 6.4, 6.6, 6.10, 6.11, 6.12 or 6.14) or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.7, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          2.8. Interest. The Borrower shall pay interest on the unpaid principal
               --------
amount of each Loan from and including the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

          (a) Base Rate Loans. For Base Rate Loans, at a rate per annum equal at
              ---------------
all times to the Applicable Base Rate Margin plus the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December, commencing March 31, 1997, and on the date any Base Rate Loan is converted or paid in full; provided, however, that during the
                                          --------   -------
continuance of an Event of Default, all Base Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2.00% above the Base Rate plus the Applicable Base Rate Margin in effect from time to time.

          (b) Eurodollar Rate Loans. For Eurodollar Rate Loans, at a rate per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period, on the Termination Date and on the date any Eurodollar Rate Loan is converted or paid in full and, if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period; provided, however, that during the
                                             --------   -------
continuance of an Event of Default, all Eurodollar Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2.00% above the Eurodollar Rate plus the Applicable Eurodollar Rate Margin in effect from time to time until the maturity of the Loans or the end of the Interest Period, whichever occurs first, and thereafter at 2.00% per annum above the Base Rate plus the Applicable Base Rate Margin in effect from time to time.

          2.9.  Interest Rate  Determination.  (a) The Eurodollar  Rate for each
                ----------------------------
Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent two Business Days before the first day of such Interest Period in the case of Eurodollar Rate Loans.

          (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.8.

          (c) If, with respect to Eurodollar Rate Loans, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to the Majority Lenders of making such Loans or funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

               (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

               (ii) the obligation of the Lenders to make, and the right of the Borrower to select, Eurodollar Rate Loans or to continue Loans as, or convert Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Majority Lenders have determined that the circumstances causing such suspension no longer exist.

          2.10.  Increased  Costs. If, due to either (i) the introduction of, or
                 ----------------
any change (other than any change by way of, imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in the interpretation of, or compliance with, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof (or, in the case of any such change or other event which does not affect the Lenders generally, with respect to any Person that becomes a Lender after the date hereof, after the date such Person becomes a Lender), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans (other than any increased cost resulting from the imposition or an increase in the rate of any Taxes or Other Taxes unless such Taxes or Other Taxes are payable by the Borrower under Section 2.14), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the
Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost setting forth in reasonable detail the basis for computing the amount payable to such Lender pursuant to this Section
2.10 shall be submitted to the Borrower and the Administrative Agent by such Lender and such certificate shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.10, the Borrower may either (A) replace such Lender in accordance with Section 2.16 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10 or (B) convert the Eurodollar Rate Loans of such Lender then outstanding into Base Rate Loans in accordance with Section 2.7 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10.

          2.11.   Illegality.   Notwithstanding  any  other  provision  of  this
                  ----------
Agreement, if the introduction of, or any change in or in the interpretation of, any law or regulation shall make it unlawful after the date hereof (or, in the case of any such change or other event which does not affect the Lenders generally, with respect to any Person that becomes a Lender after the date hereof, after the date such Person becomes a Lender), or any central bank or other Governmental Authority shall assert after the date hereof (or, in the case of any such change or other event which does not affect the Lenders generally, with respect to any Person that becomes a Lender after the date hereof, after the date such Person becomes a Lender) that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and the Borrower shall either (A) replace such Lender in accordance with Section 2.16 or
(B) convert the Eurodollar Rate Loans of such Lender then outstanding into Base Rate Loans in accordance with Section 2.7.

          2.12.  Capital  Adequacy.  If either (i) the  introduction  of, or any
                 -----------------
change in or in the interpretation of, or compliance with, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof, affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Commitments or Loans and other commitments or loans of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitments or Loans. A certificate as to such amounts setting forth in reasonable detail the basis for computing the amount payable to such Lender pursuant to this Section 2.12 shall be submitted to the Borrower and the

Administrative Agent by such Lender and such certificate shall be conclusive and binding for all purposes absent manifest error.

          2.13.  Payments and  Computations.  (a) The  Borrower  shall make each
                 --------------------------
payment hereunder and under the Notes not later than 11:00 A.M. (Boston time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with their respective Ratable Portions (other than amounts payable pursuant to Section 2.10, 2.12, 2.14 or 10.4(c)), for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Payment received by the Administrative Agent after 11:00 A.M. (Boston time) shall be deemed to be received on the next Business Day.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder as provided in the first sentence of Section 2.13(a), to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest based on the Base Rate (other than computations based on the Federal Funds Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or
--------   -------
principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Administrative

Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          2.14.  Taxes.  (a) Any and all payments by the  Borrower  hereunder or
                 -----
under the Notes shall, except to the extent required by applicable law, be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and each Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and (iii) in the case of each Lender and each Agent, United States withholding tax payable with respect to payments by the Borrower hereunder under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date for such Lender or such Agent, as the case may be, but not excluding withholding tax payable as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For the purpose of this Section 2.14, the term "Initial Date" shall
    -----                                                    ------------
mean, with respect to the Agents and each Lender that is a Lender on the Closing Date, the Closing Date and, with respect to each assignee of any Lender, the effective date specified in the Assignment and Acceptance pursuant to which such assignee becomes a party to this Agreement. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or any Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxation or other authority.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other
                                                                           -----
Taxes");  provided,  however, that the Borrower shall not be required to pay any
-----     --------   -------
amount of Other Taxes to the extent arising from the sale, assignment or other transfer of, or sale of participations in, any Loan by any Lender.

          (c) The Borrower will indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or such Agent, as the case may be, and any liability (including, without limitation, for penalties, interest and expenses, except to the extent that such penalties, interest or expenses are caused by the gross negligence, bad faith or willful misconduct of such Lender) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or such Agent, as the case may be, makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof by the Borrower.

          (e) Prior to the Closing Date in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made to such Lender hereunder and under the Notes. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

          2.15.  Sharing  Payments,  Etc. If any Lender shall obtain any payment
                 -----------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Section 2.10, 2.12, 2.14 or 10.4(c)) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess
                   --------   -------
payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          2.16.  Removal of a Lender.  In the event  that any Lender  shall give
                 ------------------
notice to the Borrower that such Lender is entitled to receive payments under Sections 2.10, 2.12 or 2.14 or that such Lender has been suspended from making or maintaining Eurodollar Rate Loans under Section 2.11, the Borrower may, so long as (i) the circumstances which entitle such Lender to receive such payments or cause such Lender to be so suspended are still in effect and (ii) the Borrower has obtained a commitment from another Lender or a Person eligible as an assignee under Section 10.7 to purchase at par such Lender's Loans and Commitments and to assume all obligations of the Lender to be replaced, upon 30 days prior written notice to such Lender and the Agents, require such Lender giving such notice to assign all of its Loans and Commitments to such other Lender or eligible assignee pursuant to the provisions of Section 10.7; provided
                                                                        --------
that, prior to or concurrently with such replacement (i) the Borrower has paid to such Lender giving such notice all amounts due under subsections 2.10, 2.12 or 2.14 through such date of replacement, (ii) the Borrower or the applicable assignee has paid to the Administrative Agent the processing and recordation fee required to be paid by Section 10.7 and (iii) all of the requirements for such assignment contained in Section 10.7, including, without limitation, the consent of the Agents (if required) and the receipt by the Agents of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

                                   ARTICLE III

                              CONDITIONS OF LENDING

          3.1. Conditions Precedent to Effectiveness.  The effectiveness of this
               -------------------------------------
Agreement and the obligations of each Lender hereunder are subject to the prior or concurrent satisfaction of the conditions described in clauses (l)-(p) and
(s)-(t) below and to the receipt by the Agents and the Arranger of the documents described in clauses (a)-(k), (q)-(r) and (u)-(w) below, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to each of the Agents, the Arranger and the Lenders, in their sole judgment exercised reasonably, and (except for the Notes) in sufficient copies for each Lender:

          (a) A fully executed counterpart of this Agreement and a Revolving Credit Note, a Tranche A Term Note and a Tranche B Term Note payable to the order of each Lender;

          (b) Certified copies of (i) the resolutions of the Board of Directors and the stockholders, where required, of each Loan Party approving each Loan Document to which it is a party and (ii) all documents evidencing other necessary corporate action and required governmental and material third party approvals, licenses and consents with respect to each Loan Document and the transactions contemplated thereby;

          (c) A copy of the certificate of incorporation of each Loan Party certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party, and a copy of the bylaws of each Loan Party certified as of a recent date by the Secretary or an Assistant Secretary of such Loan Party;

          (d) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of other officers of such Loan Party who have been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party;

          (e) A copy of each Related Document, fully executed or conformed, and certified as being complete and correct by a Responsible Officer of the Borrower;

          (f) The Subsidiary Guaranty, duly executed by each Domestic Restricted Subsidiary and the Parent Guaranty, duly executed by each of KMSI and KCC;

          (g) The Pledge Agreements, duly executed by each Loan Party party thereto, together with (i) delivery to the Administrative Agent of certificates representing the Pledged Shares and undated stock powers for such certificates executed in blank and (ii) evidence that all action necessary or, in the opinion of the Agents and the Arranger, desirable to perfect and protect the Liens created by the Pledge Agreements has been taken;

          (h) The Borrower Security Agreement, duly executed by the Borrower, and the Subsidiary Security Agreement, duly executed by each Domestic Restricted Subsidiary, together with (i) duly executed financing statements (Form UCC-1) in proper form for filing under the Uniform Commercial Code in all jurisdictions as may be necessary or, in the opinion of the Agents and the Arranger, desirable to perfect and protect the Liens created by the Security Agreement and the Subsidiary Security Agreement, and (ii) evidence satisfactory to the Agents and the Arranger of the release of all Liens over the property of the Borrower or any of its Subsidiaries other than Liens permitted by Section 7.1;

          (i) An opinion of Davis, Polk & Wardwell, counsel to the Loan Parties, in the form of Exhibit J hereto;

          (j) A certificate of the chief financial officer of the Borrower, stating that KCC, and KCC and its Subsidiaries, on a consolidated basis, are Solvent after giving effect to the transactions contemplated by this Agreement;

          (k) A certificate, signed by a Responsible Officer of the Borrower, stating that the conditions specified in Sections 3.2(a), 3.2(b) and 3.3(a) have been met;

          (l) The capital, organizational and ownership structure of KMG and its Subsidiaries, both before and after giving effect to the Merger, shall be as described in Offering Memorandum dated December 13, 1996 relating to the Subordinated Notes or as is otherwise in form and substance satisfactory to the Agents, the Arranger and the Lenders;

          (m) All of the outstanding shares of KCC shall have been contributed by KMG to KMSI;

          (n) Not less than 75% of the Debentures outstanding on the date of consummation of the Debenture Tender Offer shall have been purchased for cash pursuant to the Debenture Tender Offer at a maximum aggregate price (including any tender premium and consent payment) of 115% of the par value thereof plus accrued and unpaid interest thereon of a maximum aggregate amount of $2,000,000. The Borrower shall have obtained all such consents and amendments to the Debenture Indenture as may be required to permit the Borrower to borrow the Loans and to consummate the other transactions described herein. The terms and conditions of such consents and amendments shall be as described in the Debenture Tender Offer or as is otherwise in form and substance satisfactory to the Agents, the Arranger and the Majority Lenders. The Borrower shall otherwise be in compliance with its obligations under the Debenture Indenture;

          (o) The Borrower shall have issued the Subordinated Notes in an aggregate principal amount of not less than $100,000,000. The terms and conditions of the Subordinated Notes, including, without limitation, with respect to the interest rates, covenants, defaults, remedies and subordination provisions shall be in form and substance satisfactory to the Agents, the Arranger and the Majority Lenders;

          (p) All existing bank indebtedness of the Borrower under the Existing Credit Agreement and of KMSI under the KMS Credit Agreement, shall have been repaid in full (or arrangements satisfactory to the Agents for the repayment thereof from the proceeds of the Subordinated Notes and the Loans hereunder shall have been made), all commitments thereunder shall have been terminated and all liens securing all such Indebtedness shall have been released (or arrangements satisfactory to the Agents for the release thereof shall have been made). No other existing Indebtedness of the Borrower and its Subsidiaries shall remain outstanding after the application on the Closing Date of the proceeds of the Subordinated Notes and the Loans made on the Closing Date hereunder other than (i) Debentures not tendered in the Debenture Tender Offer, (ii) Indebtedness outstanding hereunder, (iii) the Subordinated Notes, (iv) Interest Rate Contracts permitted hereunder, (v) other Indebtedness described on Schedule
7.2 not exceeding $3,000,000 in aggregate principal amount and (vi) Indebtedness permitted under Section 7.2(iv);

          (q) Copies of all legal opinions issued by counsel to any Loan Party or issued to any Loan Party relating to any transactions occurring on or about the Closing Date pursuant to any of the Related Documents, each of which opinions shall be accompanied by a written authorization from counsel issuing such opinion stating that the Agents and the Arranger and the Lenders may rely on such opinions as though such opinions (other than any opinion or any portion of an opinion in the nature of a "disclosure" opinion) were addressed to the Agents, the Arranger and the Lenders;

          (r) (i) Audited financial statements of the Borrower and its Subsidiaries for the Fiscal Years ended December 31, 1994 and 1995, (ii) unaudited financial statements of the Borrower and its Subsidiaries for the fiscal period ending on September 30, 1996, (iii) a pro forma balance sheet as of the Closing Date for the Borrower and its Subsidiaries after giving effect to the transactions contemplated hereby and (iv) projected financial statements (including balance sheets and statements of operations and cash flows) of the Borrower and its Subsidiaries for the eight year period after the Closing Date after giving effect to the transactions contemplated hereby, all prepared and otherwise consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions;

          (s) Receipt of evidence in form and substance satisfactory to the Agents and the Arranger that any contract management agreement between KMSI and the Borrower or any of its Subsidiaries has been terminated and all Representation Agreements held by KMSI shall have been validly assigned to the Borrower or its Restricted Subsidiaries;

          (t)  Receipt  of  evidence  that  the fees and  expenses  incurred  in
connection  with  the  Debenture   Tender  Offer  and  the  related   financings
contemplated hereby will not exceed $6.0 million in the aggregate;

          (u) A certificate executed by the chief financial officer of the Borrower stating that the Borrower will proceed to consummate the Merger immediately upon the making of the Loans;

          (v) A certificate executed by the chief financial officer of the Borrower setting forth the Total Debt to EBITDA Ratio (and its computation) as of the last day of the most recently ended Fiscal Quarter; provided that Total
                                                             --------
Debt shall be determined as of the Closing Date and EBITDA shall be determined as of such last day of the most recently ended Fiscal Quarter; and

          (w) Such additional documents, information and materials as any Lender, through the Agents, may reasonably request.

          3.2.   Additional   Conditions   Precedent   to   Effectiveness.   The
                 --------------------------------------------------------
effectiveness of this Agreement and the obligation of each Lender hereunder to make its initial Loans on the Closing Date is subject to the further conditions precedent that:

          (a) On the Closing Date, the following statements shall be true:

          (i) All necessary governmental and material third party approvals required to be obtained by any Loan Party in connection with the transactions contemplated hereby and by the Related Documents have been obtained and remain in effect;

          (ii) There exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated hereby; and

          (iii) There exists no claim, action, suit, investigation, litigation or proceeding (including, without limitation, stockholder or derivative litigation) pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the financing hereunder or which has a reasonable likelihood of having a Material Adverse Effect.

          (b) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Lenders on or before the Closing Date, including, without limitation, those referred to in Sections 2.3 and 10.4, to the extent then due and payable, shall have been paid.

          (c) There shall have been no Material Adverse Change since December 31, 1995 and nothing shall have occurred since December 31, 1995, which has had or has a reasonable likelihood of having a Material Adverse Effect.

          3.3. Conditions  Precedent to Each Loan. The obligation of each Lender
               ----------------------------------
to make any Loan shall be subject to the further conditions precedent that:

          (a) The following statements shall be true and correct on the date of request of such Loans, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Loans shall constitute a representation and warranty by the Borrower that on the date of such Loans such statements are true):

          (i) The  representations  and warranties of the Borrower  contained in
     Article IV and of each Loan Party in the other Loan Documents (other than those representations and warranties which specifically relate to an earlier date) are correct on and as of such date as though made on and as of such date; and


          (ii) No Default or Event of Default will result from the Loans being made on such date.

          (b) The  making  of the  Loans  on such  date  does  not  violate  any
Requirement  of  Law  and  is  not  enjoined,   temporarily,   preliminarily  or
permanently.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders and the Agents to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lenders and the Agents as follows:

          4.1. Corporate Existence;  Compliance with Law. Each Loan Party (other
               -----------------------------------------
than KMC after the consummation of the Merger) and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Loan Party and each of its Subsidiaries (i) is duly qualified to transact business as a foreign corporation and in good standing as a foreign corporation under the laws of each jurisdiction in which the nature of its business or the location of its property requires it to be so qualified, except where the failure to be so qualified has no reasonable likelihood of having a Material Adverse Effect; (ii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted;
(iii) is in compliance with its certificate of incorporation and by-laws; (iv) is in compliance with all applicable Requirements of Law, except for such non-compliances that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect; and (v) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or which the failure to have, individually or in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect.

          4.2. Corporate Power; Authorization;  Enforceable Obligations. (a) The
               --------------------------------------------------------
execution, delivery and performance by each Loan Party of the Loan Documents and the Related Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby and thereby:

          (i) are within such Loan Party's corporate powers;

          (ii) have been duly authorized by all necessary corporate action;

          (iii) do not and will not (A) contravene any Loan Party's certificate of incorporation or by-laws or other comparable governing documents, (B) violate any Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator binding on or affecting such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in the termination of, any Contractual Obligation of any Loan Party, except such as would, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect, or (D) require or permit the acceleration of any Indebtedness of any Loan Party or (E) result in the creation or imposition of any Lien upon any of the property of any Loan Party, other than those in favor of the Administrative Agent on behalf of and for the ratable benefit of the Secured Parties; and

          (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than (A) those which have been or will be, prior to the Closing Date, obtained or made and copies of which are required to be delivered to the Agents and the Arranger pursuant to Section 3.1, each of which is or on the Closing Date will be in full force and effect and (B) the consent of, authorization by, or approval of, any lessor of the Borrower or any of its Subsidiaries which, if not obtained, would, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect and the absence of which would not, individually or in the aggregate, affect the Borrower's or any of its Subsidiaries' ability to consummate the transactions contemplated by the Loan Documents and Related Documents.

          (b) This Agreement and each of the other Loan Documents and Related Documents has been duly executed and delivered by each Loan Party party thereto. This Agreement and each of the other Loan Documents and Related Documents is the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general equitable principles.

          4.3. Taxes. All Federal, state, local and foreign tax returns, reports
               ----
and statements  (collectively,  the "Tax  Returns")  required to be filed by the
                                     ------------
Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, except where the failure to file such returns, reports and statements would have no reasonable likelihood of having a Material Adverse Effect, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid or reserved for prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate, as the case may be, in conformity with GAAP or such nonpayment would have no reasonable likelihood of having a Material Adverse Effect. The Borrower and each of its Tax Affiliates have complied with all applicable laws, rules and regulations relating to the withholding and payment of taxes and have timely withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law, except where such nonpayment would have no reasonable likelihood of having a Material Adverse Effect.

          4.4. Full Disclosure. No written statement prepared or furnished by or
               ---------------
on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the Subordinated Notes or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

          4.5.  Financial  Matters.  (a) The  consolidated  balance sheet of the
                ------------------
Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Arthur Andersen & Co., and the consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1996 and the related consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to the Agents and the Arranger, fairly present, subject, in the case of said balance sheet as at September 30, 1996, and said statement of income, retained earnings and cash flow for the period then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) Since December 31, 1995, there has been no Material Adverse Change and no event or development that has had a reasonable likelihood of having a Material Adverse Effect.

          (c) Neither the Borrower nor any of its Subsidiaries had at December 31, 1995 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected on the balance sheet at such date referred to in subsection (a) above or in the notes thereto and which would have a reasonable likelihood of having a Material Adverse Effect.

          (d) On the Closing Date, the Borrower, and the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

          4.6.  Litigation.  There are no pending  or, to the  knowledge  of the
                ----------
Borrower, threatened actions, investigations or proceedings affecting any Loan Party before any Governmental Authority or arbitrator, other than those that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect. To the knowledge of the Borrower, the performance of any action by any Loan Party required or contemplated by any of the Loan Documents or Related Documents is not restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions.

          4.7. Margin  Regulations.  The Borrower and its  Subsidiaries  are not
               -------------------
engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, in contravention of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          4.8.  Capitalization;  Subsidiaries.  (a) As of the Closing Date,  the
                -----------------------------
authorized Stock of the Borrower consists of 100 shares of Common Stock, $1.00 par value, of which 100 shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by Parent free and clear of all Liens. There are no agreements or understandings with respect to the voting of any Stock of the Borrower or, to the best knowledge of the Borrower, any agreement restricting the transfer or hypothecation of any such shares other than the Loan Documents.

          (b) Set forth on Schedule 4.8 is a complete and accurate list showing, as of the date hereof, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, and the number outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the
Borrower and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion, exchange or purchase or any similar right. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower or by a Subsidiary of the Borrower, as set forth on such Schedule 4.8, free and clear of all Liens other than the Liens securing the Existing Credit Agreement which will be released upon the Closing Date and the Liens granted to the Administrative Agent under the Pledge Agreements. Neither the Borrower nor any such Subsidiary is a party to any agreement restricting the transfer or hypothecation of any shares of any such Subsidiary's capital stock, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries, as are set forth in Schedule 7.6 or as are permitted to be acquired under Section 7.6.

          4.9.  ERISA.  Each member of the ERISA Group is in  compliance  in all
                -----
material respects with the presently applicable provisions of ERISA, the Code and Plan documents with respect to each Plan. No member of the ERISA Group has made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No ERISA Event has occurred or is reasonably likely to occur that could reasonably be expected to result in a material liability to the Borrower or its Subsidiaries. There are no Material Plans.

          4.10.  Liens.  There  are no Liens  of any  nature  whatsoever  on any
                 -----
properties of any Loan Party other than those permitted by Section 7.1. The Liens granted by the Loan Parties to the Administrative Agent on behalf and for the ratable benefit of the Secured Parties pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral described therein, subject to no other Liens except those permitted by Section 7.1.

          4.11.  Related  Documents.  All  amounts  borrowed  pursuant  to  this
                 ------------------
Agreement constitute (i) Indebtedness permitted under the Indenture and, following the effectiveness of the consents and amendments referred to in
Section 3.1(n), the Debenture Indenture and (ii) "Senior Debt" under the Indenture and, following the effectiveness of the consents and amendments referred to in Section 3.1(n), the Debenture Indenture.

          4.12. No Burdensome  Restrictions;  No Defaults.  (a) No Loan Party is
                -----------------------------------------
(i) a party to any Contractual Obligation which has a reasonable likelihood of having a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of any thereof or (ii) subject to any charter or corporate restriction which has a reasonable likelihood of having a Material Adverse Effect.

          (b) No Loan Party nor, to the knowledge of the Borrower, any other party is in default under or with respect to any Contractual Obligation which default, individually or in the aggregate for all such defaults, has a reasonable likelihood of having a Material Adverse Effect.

          (c) There is no Requirement of Law the compliance with which by any Loan Party would have a reasonable likelihood of having a Material Adverse

Effect other than those that affect the industry generally.

          (d) None of the Borrower's Subsidiaries is subject to any restriction or limitation (other than Requirements of Law) on its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or on its ability to purchase, redeem, defease, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights, except pursuant to the Loan Documents, the Indenture or the Debenture Indenture.

          4.13.  No Other  Ventures.  Except as set forth in Schedule 7.6 and as
                 ------------------
permitted under Section 7.6, no Loan Party is engaged in any joint venture or partnership with any other Person.

          4.14.  Investment  Company  Act.  The  Borrower is not an  "investment
                 ------------------------
company", as such term is defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          4.15. Insurance. All policies of insurance of any kind or nature owned
                ---------
by or issued to the Borrower or any of its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage which the Borrower believes is sufficient and which is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate, except for such non-compliance that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          4.16. Labor Matters.  (a) There are no strikes,  work stoppages,  slow
                -------------
downs, lockouts, other labor disputes or grievances pending against the Borrower or any of its Subsidiaries, except for such strikes, work stoppages, slow downs, lockouts, other labor disputes or grievances that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          (b) There are no arbitrations, unfair labor practice charges or grievances pending or in process or threatened by or on behalf of any employee or group of employees of the Borrower or any of its Subsidiaries, and no written complaints received by the Borrower or any of its Subsidiaries, or threatened, or, with respect to unresolved complaints, on file with any Federal, state or local governmental agency, alleging employment discrimination by the Borrower or any of its Subsidiaries which has a reasonable likelihood of having a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement which has a reasonable likelihood of having a Material Adverse Effect.

          4.17. Environmental Protection.  (i) To the knowledge of the Borrower,
                ------------------------
none of the facilities of the Borrower nor those of any of its Subsidiaries or of any tenants of the Borrower or any of its Subsidiaries contain any asbestos-containing materials, (ii) neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of such tenants is subject to any order or directive of any Governmental Authority relating to asbestos-containing materials, and (iii) the operations of the Borrower and each of its Subsidiaries and each of such tenants comply with all applicable Requirements of Law relating to environmental matters, except in the case of the foregoing clauses (i), (ii) and (iii) for such non-compliance that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          4.18.  Real Estate.  (a) As of the Closing Date,  neither the Borrower
                 -----------
nor any of its Subsidiaries owns any real property. The Borrower and each of its Subsidiaries hold valid, binding and enforceable leasehold interests in all properties and assets purported to be leased by the Borrower or such Subsidiary, including, without limitation, valid leasehold interests of the Borrower or such Subsidiary pursuant to the Leases and all property reflected in the balance sheets referred to in Section 4.5 (except to the extent that the failure of the Borrower to hold any such leasehold interests would, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect). The Borrower and each of its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents concerning property owned or leased by the Borrower or any of its Subsidiaries, except for such instruments which the failure to obtain would, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          (b) Schedule 4.18 sets forth all Material Leases of the Borrower or any of its Subsidiaries in effect on the date hereof along with the applicable commencement date, termination date, renewal options (if any) and annual base rents for the year 1997. Each of such Material Leases is valid and enforceable in accordance with its terms and is in full force and effect (except to the extent that the failure of any such Material Lease to be valid and enforceable and in full force and effect has no reasonable likelihood of having a Material Adverse Effect). Except as disclosed on Schedule 4.18, the Borrower has delivered to the Administrative Agent true and complete copies of each such

Material Lease and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any such Material Lease. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any other party to any such Material Lease is in default of its obligations thereunder or has delivered or received any notice of default under any such Material Lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Material Lease, except for defaults the consequence of which, individually or in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect.

          (c) As of the Closing Date, neither the Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property leased by the Borrower or any of its Subsidiaries except as set forth on Schedule 4.18.

          (d) The properties owned, operated or leased by the Borrower or any of its Subsidiaries are in good repair and operating condition (reasonable wear and tear excepted) and suitable for the uses presently made thereof, except for such non-compliance that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          (e) Neither the Borrower nor any of its Subsidiaries has received any notice of any pending, threatened or contemplated condemnation proceeding affecting any real property leased by the Borrower or any of its Subsidiaries or any material part thereof, except for such condemnation proceedings that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          (f) No portion of any real property leased by the Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition, except for such damages or losses that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          4.19. Restricted Payments. Except as set forth in Schedule 4.19, since
                -------------------
September 30, 1996, the Borrower has not (a) declared or made any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock except dividends declared and paid on or
                                      ------
after the Closing Date that are permitted under Section 7.4, (b) except on or after the Closing Date, as permitted by Section 7.4, purchased, redeemed or otherwise acquired for value or made any payment in respect of any shares of any class of its Stock or Stock Equivalents, or (c) in the case of clause (b) above, permitted any of its Subsidiaries to do so.

          4.20.  Conduct of  Business.  The Borrower  and its  Subsidiaries  are
                 --------------------
principally engaged in only the business of representing radio and television stations, cable systems, interactive Internet service providers and other broadcasters, publishers, or purveyors of publicly accessible media in the sale of spot advertising time and programming.

          4.21. Representation  Agreements.  Each Representation Agreement is in
                --------------------------
full force and effect, and is enforceable in accordance with its terms, except such Representation Agreements the termination or enforceability of which, individually or in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect. No default or event of default, to the best of the Borrower's knowledge, has occurred under any of the Representation Agreements and no party to any of such Representation Agreements has given notice of termination of, or notice of its intention to terminate, any such agreement, except such as, individually or in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect.

          4.22.  Force  Majeure.  Neither the business nor the properties of the
                 --------------
Borrower or any of its Subsidiaries are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which, individually or in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect.


                                    ARTICLE V

                               FINANCIAL COVENANTS

          From and after the Closing Date and as long as any of the Obligations hereunder or the Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agents that:

          5.1. Fixed Charge Coverage Ratio. The Borrower shall maintain,  at the
               ---------------------------
end of each Fiscal Quarter ending during any of the periods set forth below, a ratio of EBITDA for the four Fiscal Quarters ending on the last day of such Fiscal Quarter to Fixed Charges for the four Fiscal Quarters ending on the last day of such Fiscal Quarter, of not less than the correlative ratio set forth below:

                                                          Fixed Charge
               Period                                     Coverage Ratio
               ------                                     ---------------

          Closing Date -
           September 30, 2000                                1.20:1.0

          October 1, 2000 and
            thereafter                                       1.15:1.0


          5.2. Total Interest  Coverage Ratio.  The Borrower shall maintain,  at
               ------------------------------
the end of each Fiscal Quarter ending during any of the periods set forth below, a Total Interest Coverage Ratio for the four Fiscal Quarters ending on the last day of such Fiscal Quarter of not less than the correlative ratio set forth below:

                                                         Total Interest
              Period                                     Coverage Ratio
              ------                                     --------------

          Closing Date -
           September 30, 1997                                 1.90:1.0

          October 1, 1997 -
           September 30, 1998                                 2.00:1.0

          October 1, 1998 -
            September 30, 1999                                2.10:1.0

          October 1, 1999 -
            September 30, 2000                                2.25:1.0

          October 1, 2000 -
            September 30, 2001                                2.50:1.0

          October 1, 2001 -
            September 30, 2002                                2.75:1.0

          October 1, 2002 -
            September 30, 2003                                3.00:1.0

          October 1, 2003 and
             thereafter                                       3.50:1.0


          5.3. Total Debt to EBITDA Ratio.  The Borrower shall maintain,  at the
               --------------------------
end of each Fiscal Quarter ending during any of the periods set forth below, a Total Debt to EBITDA Ratio of not more than the correlative ratio set forth below; provided that to the extent that during such period the Borrower or any
        --------
of its Restricted Subsidiaries has made an acquisition of a Restricted Subsidiary or of all or a substantial portion of the business or assets of another Person or a business or line of business of another Person, such calculations shall be made with respect to the business or assets so acquired or with respect to the acquired operations of any Restricted Subsidiary so acquired as if such acquisition took place on the first day of such period on a pro forma basis for the portion of such period prior to the date of such acquisition and on an actual basis for the portion of such period after the date of such acquisition:

                                                        Total Debt to
             Period                                     EBITDA Ratio
             ------                                     --------------


       Closing Date through
        September 30, 1998                                 5.50:1.0

       October 1, 1998 -
        September 30, 1999                                 5.00:1.0

       October 1, 1999 -
        September 30, 2000                                 4.50:1.0

       October 1, 2000 -
        September 30, 2001                                 4.00:1.0

       October 1, 2001 -
        September 30, 2002                                 3.75:1.0

       October 1, 2002 and
        thereafter                                         3.50:1.0


          5.4.  Capital  Expenditures.  The  Borrower  shall not,  and shall not
                ---------------------
permit any of its Restricted Subsidiaries to, make or incur Capital Expenditures in an aggregate amount in excess of $9,000,000 (the "Maximum Consolidated Capital Expenditures Amount") in any Fiscal Year; provided that the Maximum
                                                      --------
Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to 50% of the excess, if any, (but in no event more than $4,500,000) of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year.


                                   ARTICLE VI

                        ADDITIONAL AFFIRMATIVE COVENANTS

          As long as any of the Obligations hereunder or the Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agents that:

          6.1.  Compliance with Laws, Etc. The Borrower shall comply,  and shall
                -------------------------
cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits, except for such non-compliance the consequence of which, individually or in the aggregate, has no reasonable likelihood of having a Material Adverse Effect.

          6.2.  Conduct of Business.  The Borrower shall (a) conduct,  and shall
                -------------------
cause each of its Subsidiaries to conduct, its business in a regular manner; (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and in a manner consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, and (ii) keep available the services and goodwill of its present employees generally; and (c) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by the Borrower or such Subsidiary under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due) and do, and cause each of its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, in each case, except such failures the consequence of which have no reasonable likelihood of having a Material Adverse Effect.

          6.3. Payment of Taxes, Etc. The Borrower shall pay and discharge,  and
               ---------------------
shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims, taxes, assessments and governmental charges or levies, except where contested in good faith, by proper proceedings, where adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP, and the consequence of all such non-payments has no reasonable likelihood of having a Material Adverse Effect.

          6.4. Maintenance of Insurance.  The Borrower shall maintain, and shall
               ------------------------
cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and in any event, all insurance required by any Collateral Document. All such insurance shall name the Administrative Agent on behalf of the Lenders as additional insured or loss payee, as the Administrative Agent shall determine. The Borrower shall furnish to the Lenders through the Administrative Agent from time to time such information as may be reasonably requested as to such insurance.

          6.5.  Preservation  of Corporate  Existence,  Etc. The Borrower  shall
                -------------------------------------------
preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted under Section 6.16 or 7.5.

          6.6. Access.  The Borrower shall, at any reasonable time and from time
               ------
to time, and upon reasonable notice to the Borrower, unless a Default has occurred and is continuing, in which case no more than one day's notice shall be necessary, or an Event of Default has occurred and is continuing, in which case no notice shall be necessary, permit (a) any Agent or any of the Lenders, or any agents or representatives thereof, to (i) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (ii) visit the properties of the Borrower and each of its Subsidiaries and (iii) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective executive officers or directors and (b) any Agent individually or on behalf of any Lender, to communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to any Agent, individually or on behalf of any Lender, any and all financial statements and other information of any kind relating to the Borrower or any of its Subsidiaries, including, without limitation, copies of any management letter.

          6.7.  Keeping of Books.  The Borrower shall keep, and shall cause each
                ----------------
of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

          6.8.  Maintenance of Properties,  Etc. The Borrower shall maintain and
                -------------------------------
preserve, and shall cause each of its Subsidiaries to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business, except for such non-compliance that, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          6.9. Application of Proceeds. (a) The proceeds of the Revolving Credit
               -----------------------
Loans shall be used by the Borrower solely as follows: (i) on or after the Closing Date, to make payments of up to $20 million to be used for the purposes for which the proceeds of the Term Loans may be used as provided for in Section 6.9(b), (ii) for Investments permitted under Section 7.6 (including, without limitation, Representation Agreement Acquisition Payments) and the making of restricted payments to the Parent or KMG permitted under Section 7.4, and (iii) for other general corporate purposes not otherwise prohibited by this Agreement or the other Loan Documents.

          (b) The proceeds of the Term Loans shall be used by the Borrower solely as follows: (i) to repay the Borrower's Indebtedness under the Existing Credit Agreement and to repurchase a contract from, and make a loan to, KMSI, which amounts will be used by KMSI to repay KMSI's Indebtedness under the KMS Credit Agreement; (ii) to pay principal, accrued interest, premiums and consent payments on the Debentures redeemed or repurchased in connection with the Debenture Tender Offer to the extent such amounts are in excess of the proceeds from the issuance of the Subordinated Notes; and (iii) to pay transaction costs, fees and expenses related to the execution, delivery and performance of the Loan Documents and the Related Documents in a maximum aggregate amount of approximately $6.0 million.

          6.10. Financial  Statements.  The Borrower shall furnish to each Agent
                ---------------------
and each Lender:

          (a) as soon as available and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of each of (i) KMG and its Subsidiaries and (ii) the Borrower and its Subsidiaries, each as of the end of such quarter and consolidated statements of income (by operating division), retained earnings, cash flow and operations of each of (x) KMG and its Subsidiaries and (y) the Borrower and its Subsidiaries, each for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of KMG or the Borrower, as the case may be, as fairly presenting the financial condition and results of operations of KMG and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, at such date and for such period, together with (i) a certificate of the chief financial officer of Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Agents of the computations used by the Borrower in determining compliance with all financial covenants contained in Article V herein;

          (b) as soon as available and in any event within 100 days after the end of each Fiscal Year, a consolidated balance sheet of each of (i) KMG and its Subsidiaries and (ii) the Borrower and its Subsidiaries, each as of the end of such year and consolidated statements of income (by operating division), retained earnings, cash flow and operations of each of (x) KMG and its

Subsidiaries and (y) the Borrower and its Subsidiaries, each for such Fiscal Year, and all prepared in conformity with GAAP and accompanied by an audit report without qualification as to the scope of the audit by Arthur Andersen & Co., Price Waterhouse or other independent public accountants constituting one of the "Big Six" accounting firms, together with (i) a certificate of such accounting firm stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or an Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof together with a certificate of the chief financial officer of the Borrower as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Agents of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with all financial covenants contained in
Article V herein;

          (c) simultaneously with the delivery of the financial statements referred to in paragraphs (a) and (b) of this Section 6.10, a report in form, scope and detail reasonably satisfactory to the Agents, as to the Representation Agreements terminated (including a statement of payments received in connection therewith) and Representation Agreements entered into with new clients (including a statement of payments made in connection therewith), by the Borrower or any of its Restricted Subsidiaries during the most recently completed Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower;

          (d) in the event the Borrower makes a change in accounting treatment or reporting practices, simultaneously with the delivery of the financial statements referred to in paragraphs (a) and (b) of this Section 6.10, a statement showing the computations used in determining compliance with all financial covenants contained herein and how the same are derived from such financial statements; and

          (e) promptly after the same are received by the Borrower or KMG, a copy of each management letter provided to the Borrower or KMG, as the case may be, by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries or KMG and its Subsidiaries, as the case may be.

          6.11. Reporting Requirements. The Borrower shall furnish to each Agent
                ----------------------
and each Lender:

          (a) to the extent practicable prior to any termination of a Representation Agreement anticipated to generate in excess of $6,000,000 in Representation Agreement Termination Payments or any Asset Sale anticipated to generate in excess of $1,000,000 in Asset Sales Proceeds, a notice (i) identifying such Representation Agreement or describing the assets being sold and (ii) stating the estimated Representation Agreement Termination Payments or Asset Sales Proceeds in respect thereof;

          (b) as soon as available and in any event within 45 days after the end of each Fiscal Year, an annual budget of the Borrower and its Subsidiaries prepared on a quarterly basis for the succeeding Fiscal Year (other than for Capital Expenditures and Representation Agreement Acquisition Payments which need to be on an annual basis only), displaying forecasted revenues, net income and EBITDA, Capital Expenditures and the difference between Representation Agreement Termination Payments and Representation Agreement Acquisition Payments, in the case of forecasted revenues, net income and EBITDA on a consolidated and consolidating (by operating division) basis and in the case of Capital Expenditures and Representation Agreement Acquisition Payments on a consolidated basis and, within ten days of the preparation thereof, any revisions thereto;

          (c) promptly and in any event within 30 days after any member of the ERISA Group knows or has reason to know that any ERISA Event has occurred, a written statement of the chief financial officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the ERISA Group proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (d) upon request by any Lender through the Administrative Agent, promptly and in any event within 30 days after the filing thereof by any member of the ERISA Group, a copy of each annual report (Form 5500 Series, including Schedule B thereto) filed with respect to each Pension Plan;

          (e) promptly after the commencement thereof, notice of any action, suit and proceeding before any domestic or foreign Governmental Authority or arbitrator affecting any Loan Party, except for such actions, suits or proceedings, which if adversely determined, would, in the aggregate, have no reasonable likelihood of having a Material Adverse Effect;

          (f) promptly and in any event (i) within three Business Days or, with respect to Defaults or Events of Default arising under Section 8.1(d) or (e), one Business Day after the Borrower becomes aware of the existence of (A) any Event of Default or any Default, (B) any termination, breach or non-performance of, or any default under, any Related Document or any Contractual Obligation which is material to the business, prospects, operations or financial condition of the Borrower and its Subsidiaries taken as one enterprise, or (C) any Material Adverse Effect or any Material Adverse Change, or any event, development or other circumstance which has a reasonable likelihood of resulting in a Material Adverse Change, telephonic or facsimile notice in reasonable detail specifying the nature of such Event of Default, Default, termination, breach, default, Material Adverse Effect, Material Adverse Change, event, circumstance, development or information, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

          (g) promptly after the sending or filing thereof, copies of all notices, financial statements, certificates or reports delivered pursuant to any Related Document;

          (h) promptly after the sending or filing thereof, copies of all reports which KMG or the Borrower sends to their respective security holders generally, and copies of all reports and registration statements which KMG or the Borrower or any of their respective Subsidiaries files with (i) the Securities and Exchange Commission, (ii) any national securities exchange or
(iii) the National Association of Securities Dealers, Inc.;

          (i) promptly after any change in accounting treatment or reporting practices of KMG and its Subsidiaries or the Borrower and its Subsidiaries, notice disclosing the nature of the change and the reasons therefor; and

          (j) such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agents may from time to time reasonably request.

          6.12. Leases. The Borrower shall provide the Administrative Agent with
                ------
a copy of each Material Lease and each lease to which the Borrower or any of its Restricted Subsidiaries is a party as lessor. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply, in all material respects, with all of its obligations under each Lease now or hereafter held by the Borrower or such Subsidiary, as the case may be, except for such non-compliances, individually or in the aggregate, that have no reasonable likelihood of having a Material Adverse Effect, (ii) provide the Administrative Agent with a copy of each notice of default under any Material Lease received by the Borrower or any of its Restricted Subsidiaries immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any of its Restricted Subsidiaries under any Material Lease simultaneously with its delivery of such notice under such Material Lease, (iii) notify the Administrative Agent at least 14 days prior to the date the Borrower or any of its Restricted Subsidiaries takes possession of, or becomes liable under, any new Material Lease, whichever is earlier, and (iv) upon the Administrative Agent's request, promptly execute, deliver and record a first priority leasehold mortgage in favor of the Administrative Agent for the ratable benefit of the Secured Parties should the Borrower or any of its Restricted Subsidiaries hereafter enter into a Material Lease, which Material Lease shall expressly permit the mortgaging thereof to the Administrative Agent, contain non-disturbance provisions satisfactory to the Agents and such other customary lender protections as may be required by the Agents, together with, if reasonably requested by the Agents, at the Borrower's sole cost and expense, a title insurance policy in an amount reasonably requested by the Agents and a current ALTA survey and surveyor's certificate, in each case, in form and substance satisfactory to the Agents.

          6.13.  New Real  Estate.  If, at any time,  the Borrower or any of its
                 ----------------
Restricted Subsidiaries acquires any real property having a value in excess of $2,000,000, the Borrower shall, or shall cause such Restricted Subsidiary to, promptly execute, deliver and record a first priority mortgage in favor of the Administrative Agent for the ratable benefit of the Secured Parties covering such real property (subordinate to no other mortgages other than such permitted mortgages as are necessary to allow the Borrower or such Subsidiary to acquire such real property and to such Liens as are permitted hereunder), in form and substance satisfactory to the Agents, and provide the Agents, at the Borrower's sole cost and expense, with a title insurance policy covering such real property in an amount equal to the purchase price of such real property, and a current ALTA survey thereof, and a surveyor's certificate, in each case, in form and substance satisfactory to the Agents.

          6.14.  Broker's  Fee. The Borrower  shall  indemnify  each Agent,  the
                 -------------
Arranger and each Lender for, and hold each Agent, the Arranger and each Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against any Agent, the Arranger or any of the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party in connection with the transactions contemplated by this Agreement.

          6.15.  Fiscal Year. The Borrower shall maintain as its Fiscal Year the
                 -----------
twelve month period ending on December 31 of each year.

          6.16. Separate Corporate  Existence.  The Borrower will and will cause
                -----------------------------
each of its Subsidiaries to take all reasonable steps to maintain its identity as a separate legal entity and to make it apparent to third parties that it is a corporation with properties and liabilities distinct from those of any Affiliate (other than the Borrower and its Subsidiaries); provided that the Borrower may
                                                  --------
merge with KCC pursuant to the Merger and the Borrower and its Subsidiaries may merge with the Borrower or the Borrower's Subsidiaries, as the case may be, to the extent permitted by Section 7.5 and provided further that the corporate
                                          --------  -------
existence of any of the Borrower's Subsidiaries may be terminated and its assets transferred to the Borrower or any Restricted Subsidiary if the Borrower's Board of Directors determines that such termination is in the Borrower's best interests and such termination is not materially disadvantageous to the Lenders. Without limiting the generality of the foregoing, the Borrower will and will cause each of its Subsidiaries to use its best efforts to: (a) maintain its books and records complete and separate from those of any Affiliate (other than the Borrower and its Subsidiaries); (b) not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate (other than the Borrower and its Subsidiaries) makes deposits or from which any Affiliate (other than the Borrower and its Subsidiaries) has the power to make withdrawals; and (c) refrain from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or insolvency proceeding to substantively consolidate the Borrower with any Affiliate of the Borrower.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

          As long as any of the Obligations or Commitments remain outstanding, without the written consent of the Majority Lenders, the Borrower agrees with the Lenders and the Agents that:

          7.1. Liens, Etc. The Borrower shall not create or suffer to exist, and
               ----------
shall not permit any of its Restricted Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Restricted Subsidiaries to assign, any right to receive income, except:

          (a) Purchase money Liens or purchase money security interests upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); provided, however, that the aggregate principal amount of the
               --------   -------
Indebtedness secured by the Liens referred to in this clause (a) shall not exceed $3,000,000 at any time outstanding;

          (b) Liens created pursuant to the Loan Documents;

          (c) Liens securing the renewal, extension or refunding of any Indebtedness or other obligation secured by any Lien permitted by subsection
(a), (i), (j) or (k) of this Section 7.1 without any increase in the amount secured thereby or in the assets subject to such Liens;

          (d) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) the Borrower
                                       --------   -------
or such Subsidiary is not in default with respect to such payment obligation to such Person or is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof and (ii) all such failures, in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect;

          (e) Liens securing taxes, assessments or governmental charges or levies; provided, however, that (i) neither the Borrower nor any of its
         --------   -------
Subsidiaries is in default in respect of any payment obligation with respect thereto unless the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof and (ii) all such failures, in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect;

          (f) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

          (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, letters of credit, surety, security, performance and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment Liens; provided, however, that all such Liens have no
                                --------   -------
reasonable  likelihood  of  having a  Material  Adverse  Effect;  and  provided,
                                                                       --------
further,  that  any  Liens  securing  letters  of  credit,   surety,   security,
-------
performance and appeal bonds do not secure more than $3,000,000 in the aggregate at any one time;

          (h) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries, or which with respect to all other properties do not in the aggregate materially detract from the value or use of the property or assets of the Borrower and its Subsidiaries taken as a whole, or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary;

          (i) Liens in favor of landlords securing operating leases permitted by
Section 7.3;

          (j) Liens existing on the date hereof and disclosed on Schedule 7.1;

          (k) Liens to secure Capitalized Lease Obligations if the incurrence of such Indebtedness is permitted by Section 7.2(vi); provided that (A) any such
                                                      --------
Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction) of the property subject thereto, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (C) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item;

          (l) Other Liens securing Indebtedness in an aggregate amount not to exceed $500,000; and

          (m) Prior to the Closing Date, Liens under the Loan Documents securing the Obligations (as such terms are defined in the Existing Credit Agreement).

          7.2.  Indebtedness.  The Borrower shall not create or suffer to exist,
                ------------
or permit any of its Restricted Subsidiaries to create or suffer to exist, any Indebtedness, except:
              ------

               (i) the Obligations;

               (ii) Indebtedness of the Borrower evidenced by Debentures; provided that the aggregate principal amount of all such Debentures does not exceed $24,500,000 at any time after consummation of the Debenture Tender Offer; and Indebtedness of the Borrower evidenced by the Subordinated Notes in an aggregate principal amount not to exceed $100,000,000;

               (iii) liabilities in respect of Contingent Obligations to the extent such Contingent Obligations are permitted under Section 7.12;

               (iv) Indebtedness owing to any wholly-owned Domestic Restricted Subsidiary of the Borrower by the Borrower or any other Restricted Subsidiary of the Borrower and Indebtedness owing to the Borrower by any Restricted Subsidiary of the Borrower;

               (v) subject to clause (vi) below, Indebtedness secured by Liens permitted under Section 7.1(a);

               (vi) Indebtedness of the Borrower or any of its Subsidiaries under Capitalized Lease Obligations; provided, however, that the aggregate
                                           --------  -------
     amount of Indebtedness incurred under clause (v) above and under this clause (vi) shall not exceed $4,000,000 at any time outstanding;

               (vii) Indebtedness of the Borrower or any of its Subsidiaries consisting of Contingent Obligations secured by Liens permitted under
     Section 7.1(f) and (g); provided, however, that the aggregate amount of all
                             --------  -------
     such Indebtedness shall not exceed $4,000,000 at any time outstanding;

               (viii) Indebtedness  existing on the date hereof and described in
     Schedule 7.2;

               (ix) Indebtedness consisting of deferred payment obligations in respect of Representation Agreement Acquisition Payments; and

               (x) upon consummation of the Merger, the NCC Guaranty, and other Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $3,000,000 at any time outstanding.

          7.3.  Sale-Leaseback  Transactions.  The Borrower shall not, and shall
                ----------------------------
not permit any of its Restricted Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (a) the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Domestic Restricted Subsidiaries) or (b) the Borrower or any of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person (other than the Borrower or any of its Domestic Restricted Subsidiaries) in connection with such lease; provided, however, that the Borrower or any of its Restricted
              --------   -------
Subsidiaries may become and remain so liable if the Asset Sales Proceeds from such a sale or transfer or series of related sales or transfers are applied as if they were proceeds of an Asset Sale.

          7.4. Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, (i) declare or make any dividend payment, loan or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents, except, so long as no Default or Event of Default is continuing or would result therefrom, (A) cash dividends paid or loans made by the Borrower to be used by KMG, or to be used by the Parent to pay a dividend or make a loan to KMG, to repurchase shares of KMG's publicly-held common stock (1) of up to $20,000,000 in the aggregate and (2) of an aggregate additional amount equal to the least of

(a) the amount permitted under the Indenture, (b) 35% of the Borrower's aggregate Cash Flow for all Fiscal Years ended after the Closing Date and on or prior to the date of such repurchase and (c) $20,000,000, if, with respect to dividends or loans to be made pursuant to this clause (2), the Pro Forma Ratio of Total Debt to EBITDA is not greater than 5.0 to 1.0, (B) dividends paid or distributions made by any Restricted Subsidiary to the Borrower or to any Domestic Restricted Subsidiary, (C) cash dividends paid by the Borrower to allow KMG and the Parent to pay their administrative expenses in an aggregate amount not to exceed $500,000 in any Fiscal Year, (D) cash dividends paid by the Borrower to allow KMG to pay cash taxes actually due and attributable to the operations, income or activities of the Borrower and its Subsidiaries, and (E) a loan in a principal amount not exceeding $4,511,000 made by the Borrower to KMSI on the Closing Date for the purposes of repaying the indebtedness of KMSI under the KMS Credit Agreement, or (ii) purchase, redeem, prepay, defease or acquire for value or make any payment on account or in respect of any principal amount of Indebtedness for borrowed money that by its terms is subordinated in right of payment to the Obligations, now or hereafter outstanding, except, so long as no Default or Event of Default is continuing or would result therefrom, (A) payments in respect of any Indebtedness owing to the Borrower or, in the case of any Restricted Subsidiary, to any other Restricted Subsidiary, (B) redemption or repurchase of Debentures not tendered in the Debenture Tender Offer, or (C) redemption or repurchase of the Subordinated Notes in an aggregate principal amount not to exceed $30,000,000 for all such redemptions or repurchases provided that either such redemption or repurchase is made after December 31,
--------
1998, or the Pro Forma Ratio of Total Debt to EBITDA is not greater than 3.75 to 1.0.

          7.5. Mergers,  Stock Issuances,  Sale of Assets, Etc. (a) The Borrower
               -----------------------------------------------
shall not, and shall not permit any of its Restricted Subsidiaries to, (i) merge with any Person, (ii) consolidate with any Person, (iii) except for Permitted Acquisitions, acquire all or substantially all of the Stock or Stock Equivalents of any Person, (iv) except for Permitted Acquisitions, acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, or (v) enter into any joint venture or partnership with any Person other than as set forth in Section 7.6(x), except (A) for the Merger, (B) as permitted pursuant to subsection (c) below and (C) except the merger of a Restricted Subsidiary of the Borrower with and into the Borrower or with another Restricted Subsidiary of the Borrower as long as at all times there are no less than two separate operating entities, one of which shall consist of the Borrower's television business unit and the other of which shall consist of the Borrower's radio business unit, in each case as such businesses are conducted by the Borrower or by such Subsidiary on the date hereof; provided that nothing
                                                          --------
herein contained shall prohibit the Borrower from dissolving or otherwise terminating the corporate existence of any of the Borrower's Subsidiaries and transferring its assets to the Borrower or a Domestic Restricted Subsidiary of the Borrower if the Borrower's Board of Directors determines that such termination is in the Borrower's best interests and such dissolution or termination is not materially disadvantageous to the Lenders; and provided
                                                                        --------
further  that  nothing  herein  contained  shall  prohibit  the  Borrower or any
-------
Restricted Subsidiary from making a Permitted Acquisition or an Investment permitted under Section 7.6(x).

          (b) The Borrower shall not and shall not permit any of its Restricted Subsidiaries to (i) issue or transfer any Stock or Stock Equivalents, other than any such issuance or transfer (x) by a Restricted Subsidiary of the Borrower to a wholly-owned Restricted Subsidiary of the Borrower or (y) by a wholly-owned Restricted Subsidiary of the Borrower to the Borrower, or (ii) sell, convey, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, convey, transfer or otherwise dispose of, any Stock or Stock Equivalents of any of the Borrower's Restricted Subsidiaries unless, in any such case, (x) such capital stock constitutes all of the Stock or Stock Equivalents of such Subsidiary and (y) such issuance, sale, conveyance, transfer or disposition is permitted by subsection (c) of this Section 7.5.

          (c) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of the Borrower or any such Subsidiary, except (i) the sale or disposition of assets in the ordinary course of business or of used equipment or leased motor vehicles which have become obsolete or are replaced in the ordinary course of business, (ii) leases of personal property by the Borrower or by any wholly-owned Restricted Subsidiary of the Borrower to the Borrower or to any other wholly-owned Restricted Subsidiary of the Borrower, (iii) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement, (iv) any such sale, conveyance, transfer, lease or other disposition by the Borrower or by any Restricted Subsidiary to the Borrower or to any wholly-owned Domestic Restricted Subsidiary to the extent not otherwise prohibited by this Agreement, (v) subject to Section 7.15, any sale, assignment or other transfer of Representation Agreements by the Borrower to any wholly-owned Restricted Subsidiary of the Borrower or by any Restricted Subsidiary of the Borrower to the Borrower or to any other wholly-owned Domestic Restricted Subsidiary of the Borrower, in any such case, in the ordinary course of business and in a manner consistent with the past practice of the Borrower and its Restricted Subsidiaries; provided that each Subsidiary of the Borrower
                                   --------
is maintained as a discrete operating unit, (vi) the termination of any Representation Agreement by the Borrower or any such Restricted Subsidiary in the ordinary course of business and in a manner consistent with the past practice of the Borrower and its Subsidiaries; provided however that to the
                                                   --------  -------
extent that Representation Agreement Termination Payments in any Fiscal Year exceed Representation Agreement Acquisition Payments in such Fiscal Year (the "Net Representation Agreement Payments"), the amount of such Net Representation Agreement Payments shall constitute Asset Sale Proceeds and shall be applied to prepay the Loans to the extent required pursuant to Section 2.6(d)(i), (vii) in the case of the Borrower and subject to Section 7.15, any sale, conveyance or other disposition of all or substantially all of its assets constituting the business of a division or other operating unit to a wholly-owned Domestic Restricted Subsidiary of the Borrower, (viii) transfers of assets that constitute Investments permitted under Section 7.6 or payments or distributions permitted under Section 7.4, (ix) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, any sale or sales of any assets for not less than the fair market value thereof, payable in cash upon such sale so long as the aggregate proceeds of such asset sale or sales do not exceed $6,000,000 in any Fiscal Year, and (x) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, with the consent of the Majority Lenders, any sale of any assets for not less than the fair market value thereof, payable in cash upon sale; provided, however, that
                                                       --------   -------
(A) all Asset Sale Proceeds of any such sale are applied to prepay Loans to the extent required pursuant to Section 2.6(d)(i) and (B) after giving effect to such Asset Sale, the Borrower would be in compliance with Article V on a pro forma basis as if the Asset Sale had occurred at the beginning of each relevant computation period provided for therein, in the case of income statement elements of such compliance, and on the date of such determination, in the case of balance sheet elements of such compliance.

          (d) The Borrower shall not sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Restricted Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any Accounts, except
(i) as provided in clause (v) or (vii) of paragraph (c) above or (ii) assignments or factoring of delinquent accounts outstanding for more than 120 days or in an aggregate amount not in excess of $1,000,000 during any Fiscal Year.

          7.6. Investments in Other Persons. The Borrower shall not, directly or
               ----------------------------
indirectly, make or maintain, or permit any of its Restricted Subsidiaries to make or maintain, any loan or advance to any Person or own, purchase or otherwise acquire, or permit any of its Restricted Subsidiaries to own, purchase or otherwise acquire (including without limitation by incorporating or organizing a Subsidiary), any Stock or Stock Equivalents, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make or maintain, or permit any of its Restricted Subsidiaries to make or maintain, any capital contribution to, or otherwise invest in, any Person (any such transaction being an "Investment"), except:

               (i) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), notes receivable and similar items, arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

               (ii) Investments in wholly-owned Domestic Restricted Subsidiaries of the Borrower;

               (iii) loans or advances to employees of the Borrower or employees of any of its Restricted Subsidiaries, which loans and advances in the aggregate shall not exceed $2,000,000 outstanding at any time;

               (iv) Investments in Cash Equivalents;

               (v) Investments set forth on Schedule 7.6 and existing on the date hereof;

               (vi) Investments in Representation Agreements acquired by the Borrower or any of its Restricted Subsidiaries provided that unless the Pro
                                                    --------
     Forma Ratio of Total Debt to EBITDA is equal to or less than 4.0 to 1.0, the aggregate amount of all such Investments in Representation Agreements in any Fiscal Year in excess of the aggregate amount of all payments received by Borrower or any Restricted Subsidiary in connection with the termination of any Representation Agreement in such Fiscal Year shall not exceed $25,000,000;

               (vii)  Subject  to  clauses  (B),  (C) and (D) of the  proviso in
     Section 7.6(x), Investments not otherwise permitted hereby not to exceed $8,000,000 in the aggregate for all such Investments since the Closing Date (including Investments in Restricted Subsidiaries not permitted under clause (ii) above or clause (xi) below and in Unrestricted Subsidiaries); provided that any Investments made after the Closing Date in Unrestricted
     --------
     Subsidiaries shall not exceed $2,500,000 in the aggregate for all such Investments;

               (viii) Permitted Acquisitions;

               (ix) Investments consisting of (A) a loan in a principal amount of not in excess of $4,511,000 made by the Borrower to KMSI on the Closing Date for the purposes of repaying the indebtedness of KMSI under the KMS Credit Agreement and (B) loans by the Borrower to the Parent or KMG to the extent a dividend in the amount of such loan would have been permitted pursuant to Section 7.4(i)(A);

               (x) Investments made by the Borrower or any Restricted Subsidiary (through a Subsidiary, partnership, joint venture or otherwise) in Persons organized for the purpose of acquiring Representation Agreements or expanding the Borrower's current operations and business; provided that (A)
                                                               --------
     following the consummation of any such Investment, the Borrower shall directly or indirectly own at least a 50% equity interest in such Persons;
     (B) no Default or Event of Default shall have occurred and be continuing or arise as a result of such Investment; (C) the aggregate amount of all Investments made pursuant to clause (vii) above and this clause (x) (including without limitation those Investments described in the succeeding clause (D)) does not exceed $15,000,000 in any Fiscal Year and $40,000,000 in the aggregate for all such Investments made since the Closing Date; and
     (D) the aggregate amount of all Investments made pursuant to clause (vii) above and this clause (x) in Persons which do not execute a Subsidiary Guaranty and a Subsidiary Security Agreement does not exceed $25,000,000 in the aggregate for all such Investments made since the Closing Date;

               (xi) Investments in Restricted Subsidiaries of the Borrower which are not Domestic Restricted Subsidiaries in an amount not to exceed $5,000,000 in any Fiscal Year or $15,000,000 in the aggregate for all such Investments made after the Closing Date; and

               (xii)  Investments   consisting  of  Indebtedness  owing  to  the
     Borrower  or  any  of  its  Restricted   Subsidiaries  in  connection  with
     Representation Agreements Termination Payments.

          7.7. Maintenance of Ownership of Subsidiaries.  The Borrower shall not
               ----------------------------------------
sell or otherwise dispose of any shares of Stock or any Stock Equivalent of any Restricted Subsidiary or permit any Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its Stock or any Stock Equivalent or the Stock or any Stock Equivalent of any other Restricted Subsidiary, except (i) as permitted under Section 7.5(b) or 7.6(x) and (ii) to the Borrower or to a wholly-owned Restricted Subsidiary of the Borrower and then, unless such Restricted Subsidiary is not a Domestic Restricted Subsidiary, only if a percentage of such shares of Stock or Stock Equivalents equal to (x) 100% in the case of any such Stock or Stock Equivalents issued by a Domestic Restricted Subsidiary and (y) 65% in the case of any such Stock or Stock Equivalents issued by a Restricted Subsidiary which is not a Domestic Restricted Subsidiary, is or are pledged to the Administrative Agent pursuant to the Pledge Agreements.

          7.8. Change in Nature of Business. The Borrower shall not, directly or
               ----------------------------
indirectly, make, or permit any of its Restricted Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the date hereof, except that the Borrower or any of its Subsidiaries may engage in the representation of business, media or marketing entities in the sale of advertising or programming.

          7.9.  Designated  Senior Debt.  The Borrower  shall not  designate any
                -----------------------
other Indebtedness as "Designated Senior Debt" (as defined in the Indenture) for purposes of the Indenture without the prior written consent of the Majority Lenders.

          7.10.  Modification of Related Documents.  The Borrower shall not, and
                 ---------------------------------
shall not permit any of its Restricted Subsidiaries, to (i) amend, supplement or otherwise modify any provision of any Related Document or take or fail to take any action thereunder if to do so has a reasonable likelihood of having a Material Adverse Effect, (ii) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Debentures, the Debenture Indenture, the Subordinated Notes or the Indenture relating to the principal amount of, the rate of any interest or premium payable with respect to or the date for payment of any of the foregoing (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon provided that no fee is payable in
                                           --------
connection therewith), or (iii) agree to the modification or amendment of any terms of the subordination provisions, or of the covenants or events of default contained in the Debenture Indenture or the Indenture to make the provisions thereof more restrictive than those in effect on the Closing Date.

          7.11. Modification of Material Agreements. The Borrower shall not, and
                -----------------------------------
shall not permit any of its Restricted Subsidiaries to, (i) alter, amend, modify, rescind, terminate or waive any of its rights under, or permit any breach or event of default to exist on the part of the Borrower or any of its Subsidiaries under, any of its material Contractual Obligations (including without limitation the NCC Guaranty), except to the extent such alterations, amendments, modifications, rescissions, terminations, defaults or waivers (other than those arising under the Loan Documents, the NCC Guaranty and Related
Documents) would, in the aggregate, have no reasonable likelihood of having a Material Adverse Effect or (ii) modify, amend, cancel, extend or otherwise change any of the terms, covenants or conditions of any of the Leases, if any such modification, amendment, cancellation, extension or other change, individually or in the aggregate, has a reasonable likelihood of having a Material Adverse Effect.

          7.12.  Contingent  Obligations.  The Borrower shall not, and shall not
                 -----------------------
permit any of its Restricted Subsidiaries to, incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, any Contingent Obligation, except for:

               (i) Contingent Obligations expressly permitted hereunder;

               (ii) guarantees by the Borrower or any of its Restricted Subsidiaries of Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries, to the extent such underlying Indebtedness or other obligations are permitted hereunder;

               (iii) indemnities entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower and its Subsidiaries in connection with Representation Agreement Acquisition Payments; and

               (iv) Contingent Obligations of the Borrower in respect of Interest Rate Contracts in an aggregate amount not in excess of the outstanding principal amount of the Loans which Interest Rate Contracts are in form and substance satisfactory to the Agents.

          7.13. Transactions with Affiliates.  The Borrower shall not, and shall
                ----------------------------
not permit any of its Restricted Subsidiaries to, do any of the following: (i) make any Investment in any Affiliate which is not a Restricted Subsidiary; (ii) transfer, sell, lease, assign or otherwise dispose of any assets to any Affiliate which is not a Restricted Subsidiary; (iii) merge into or consolidate with or purchase or acquire assets from any Affiliate which is not a Restricted Subsidiary; (iv) repay any Indebtedness to any such Affiliate which is not a Restricted Subsidiary other than Indebtedness described on Schedule 7.13; or (v) enter into any other transaction directly or indirectly with or for the benefit of any such Affiliate which is not a Restricted Subsidiary (including, without limitation, guaranties and assumptions of obligations of any such Affiliate), except, in each case, for (A) transactions in the ordinary course of business that are on terms that are fair and reasonable and no less favorable to the Borrower and its Subsidiaries than those that would be obtained in an arm's length transaction at the time from Persons who are not Affiliates, (B) any transaction contemplated by any of the Related Documents and not otherwise prohibited by this Agreement, (C) the payment of reasonable and customary fees and expenses in connection with the issuance of the Subordinated Notes, provided that the Indebtedness thereunder is permitted by Section 7.2 hereof, (D) any transaction required by this Agreement, (E) the payment to the DLJ Entities or any of their Affiliates of fees for the provision of financial, investment banking, management, consulting or underwriting services in amounts not in excess of the fees customarily charged by such entities for such services, (F) customary compensation arrangements with officers and directors of the Borrower or any of its Restricted Subsidiaries, or (G) Investments in NCC permitted hereunder.

          7.14. Cancellation of Indebtedness.  The Borrower shall not, and shall
                ----------------------------
not permit any of its Restricted Subsidiaries to, cancel any claim or Indebtedness owed to it or to any Restricted Subsidiary except for adequate consideration or in the ordinary course of business and in a manner consistent with the past practice of the Borrower and its Subsidiaries.

          7.15. Capital Stock; No New Subsidiaries.  The Borrower shall not, and
                ----------------------------------
shall not permit any of its Restricted Subsidiaries to, incorporate or otherwise organize any new Subsidiary (other than an Unrestricted Subsidiary) which was not in existence on the date of this Agreement, except that the Borrower may incorporate or otherwise organize a new Subsidiary as otherwise permitted under this Agreement; provided that (A) in the case of a non-wholly-owned Subsidiary,
                 --------
the Investments made in such Subsidiaries do not exceed the limits set forth in Sections 7.6(vii), (x) or (xi), (B) all (or, in the case of a Subsidiary that is not a Domestic Restricted Subsidiary, 65%) of the outstanding Stock and Stock Equivalents of each such Subsidiary owned by the Borrower or any wholly-owned Domestic Restricted Subsidiary are pledged to the Administrative Agent pursuant to the Pledge Agreements and (C) each such Subsidiary (other than any non-wholly-owned Domestic Restricted Subsidiary or any Subsidiary that is not a Domestic Restricted Subsidiary (whether or not wholly owned) permitted pursuant to Section 7.6(vii) or clause (D) of Section 7.6(x) or any Subsidiary permitted under Section 7.6(xi)) executes and delivers a Subsidiary Guaranty, a Subsidiary Pledge Agreement and a Subsidiary Security Agreement. Nothing contained herein shall prohibit any transaction specifically permitted under Section 7.6.

          7.16. Capital Structure.  The Borrower shall not, and shall not permit
                -----------------
any of its Restricted Subsidiaries to, make any change in its capital structure (including, without limitation, in the terms of its outstanding Stock but excluding the refinancing, in whole or in part, of the Debentures with the proceeds of the Subordinated Notes), amend its certificate of incorporation or by-laws, or make any change in any of its business objectives, purposes or operations, in any such case, which might reasonably be expected to adversely affect the repayment of the Obligations or which has a reasonable likelihood of having a Material Adverse Effect.

          7.17. Adverse Transactions.  The Borrower shall not enter into or be a
                --------------------
party to, or permit any of its Restricted Subsidiaries to enter into or be a party to, any transaction the performance of which in the future would be inconsistent with or has a reasonable likelihood of resulting in a breach of any covenant contained herein or give rise to a Default or Event of Default.

          7.18. No Further Negative Pledges. Except with respect to Indebtedness
                ---------------------------
permitted  pursuant to Section  7.2(v) or  7.2(vi)and  except as provided in the

Indenture (or any permitted refinancing thereof provided that any such restrictions contained in such permitted refinancing are in the aggregate no more restrictive than those in effect in the Indenture on the date hereof), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          8.1. Events of Default. Each of the following events shall be an Event
               -----------------
of Default:

          (a) The Borrower shall (i) fail to pay any principal (including, without limitation, mandatory prepayments of principal) of any Loan when the same becomes due and payable; or (ii) fail to pay any interest on any Loan or any fee or any other amount due hereunder or under the other Loan Documents or any of the other Obligations within five days after the same shall become due and payable; or

          (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by or on behalf of any Loan Party in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) Any Loan Party or any of its Subsidiaries shall fail to perform or observe (i) any term, covenant or agreement contained in Article V or VII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware that such an event is a Default or (B) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

          (d) Any Loan Party or any of such Loan Party's Subsidiaries shall fail to make any payment in respect of principal of or premium or interest on any Indebtedness of such Loan Party or Subsidiary, as the case may be, (excluding the Obligations) in the aggregate principal amount in excess of $2,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after expiration of any applicable grace period; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration (upon the giving or receiving of notice, the lapse of time, both, or otherwise) of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (e) Any Loan Party, any of its Subsidiaries or KMG shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party, any of such Loan Party's Subsidiaries or KMG seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceedings instituted against any Loan Party, any of such Loan Party's Subsidiaries or KMG (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or any Loan Party, any of such Loan Party's Subsidiaries or KMG shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against any Loan Party or any of such Loan Party's Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) One or more ERISA Events shall have occurred for which the liability of the Borrower and its Subsidiaries, whether or not assessed, exceeds $2,000,000 in the aggregate for all ERISA Events and remains unsatisfied for ten days following the occurrence of such ERISA Event or Events; or

          (h) The amount of Unfunded Liabilities with respect to all Pension Plans (excluding Pension Plans with no Unfunded Liabilities) exceeds $2,000,000; or

          (i) Any provision of any Collateral Document or of the Subsidiary Guaranty or the Parent Guaranty shall for any reason cease to be valid and binding on any Loan Party, or any Loan Party shall so state in writing, other than provisions which, individually or in the aggregate, do not


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

     materially and adversely affect the practical realization of the rights and benefits afforded to the Lenders and the Agents by any such Collateral Document or guaranty; or

          (j) Any Collateral Document shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby, which Collateral has a value, individually or in the aggregate for all Collateral, in excess of $1,000,000, or such Lien shall cease to be a perfected and first priority Lien other than solely as a result of action or inaction by any Agent or any Lender; or

          (k) There shall occur any default or event which but for the requirement that notice be given or time elapse or both would be an event of default under the Indenture or the Subordinated Notes; or

          (l) There shall occur a Change of Control; or there shall occur any event which constitutes a "change of control" under any indenture (other than the Debenture Indenture) or other agreement governing Indebtedness of any Loan Party; or

          (m) Either (i) the Parent shall no longer own all of the outstanding Stock of the Borrower free and clear of any and all Liens or (ii) KMG shall no longer own all of the outstanding Stock of the Parent free and clear of any Liens; or

          (n) The Merger shall fail to become effective in accordance with the terms of the related merger agreement within one day of the making of the initial Loans; or

          (o) KMG shall fail to make any payment in respect of principal of, or premium or interest on, any Indebtedness of KMG in the aggregate principal amount of $20,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after expiration of any applicable grace period.

          8.2.  Remedies.  If there  shall occur and be  continuing  an Event of
                --------
Default, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Loans, the Notes, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, the Notes, all such interest and all such amounts and all such Obligations shall become and be forthwith due and payable, without presentment, demand, protest or


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


further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, upon the occurrence of any Event of Default
           --------   -------
specified in subparagraph (e) above with respect to any Loan Party or any of such Loan Party's Material Subsidiaries, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Loans, the Notes, all such interest and all such amounts and all Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law, including, without limitation, the power to foreclose on any leasehold mortgage or mortgage executed and delivered by the Borrower or any of its Subsidiaries pursuant to
Section 6.12 or 6.13 upon the occurrence and during the continuance of an Event of Default.


                                   ARTICLE IX

                                   THE AGENTS

          9.1. Authorization and Action.

          (a) Each Lender hereby appoints and authorizes the Syndication Agent and the Administrative Agent to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Syndication Agent, as the case may be, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes each of the Syndication Agent and the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which either of the Syndication Agent or the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Syndication Agent and/or the Administrative Agent may have under such Loan Documents.

          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes and the Obligations), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that any Agent shall not be required to take any action which
--------  -------
such Agent in good faith believes exposes such Agent to personal liability or which is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party


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

pursuant to the terms of this Agreement or the other Loan Documents.

          9.2. Reliance,  Etc. None of the Syndication Agent, the Administrative
               --------------
Agent, the Arranger, their respective Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence, bad faith or willful misconduct. Without limitation of the generality of the foregoing, each Agent and the Arranger (i) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 10.7; (ii) may consult with legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Borrower or any other Loan Party or to inspect the property (including the books and records) of the Borrower or any other Loan Party; (v) shall not be responsible to any Lender or any other Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.3. The Agents and their Affiliates.  With respect to its Commitments
               -------------------------------
and its Loans and each Note issued to it, each of the Syndication Agent and the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of the Syndication Agent and the Administrative Agent in their individual capacities. The Agents and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Loan Party and any Person who may do business with or own securities of the Borrower or any other Loan Party, all as if such Agent were not an Agent and without any duty to account therefor to the Lenders.

          9.4. Lender Credit  Decision.  Each Lender  acknowledges  that it has,
               -----------------------
independently   and  without   reliance   upon  the   Syndication   Agent,   the
Administrative Agent, the Arranger or any other Lender and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Syndication Agent, the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          9.5.  Indemnification.  The Lenders agree to indemnify the Syndication
                ---------------
Agent, the Administrative Agent, the Arranger and their respective Affiliates, directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or other Loan Parties), ratably according to the respective then outstanding principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of the aggregate of the Lenders' Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Syndication Agent, the Administrative Agent or the Arranger in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Syndication Agent, the Administrative Agent or the Arranger under this Agreement or the other Loan Documents; provided, however,
                                                             --------   -------
that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Syndication Agent's, the Administrative Agent's or the Arranger's gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Syndication Agent, the Administrative Agent and the Arranger promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Syndication Agent, the Administrative Agent or the Arranger in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Syndication Agent, the Administrative Agent or the Arranger are not reimbursed for such expenses by the Borrower or another Loan Party.

          9.6.  Successor  Agents.  The Syndication Agent may resign at any time
                -----------------
upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign at any time by giving 30 days' prior written


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

notice thereof to the Syndication Agent and the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                                    ARTICLE X

                                  MISCELLANEOUS

          10.1. Amendments, Etc. No amendment or waiver of any provision of this
                --------------
Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders and signed by the Administrative Agent, and then (x) any such amendment other than an amendment not affecting the rights or duties of the Borrower under this Agreement or the other Loan Documents shall be effective only if signed by the Borrower, and (y) any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver
                                  --------   -------
or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Sections 3.1 or 3.2;
(ii) subject the Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iv) change the percentage of Revolving Credit Commitments required to be reduced on, or postpone the date of, any required Commitment Reduction Date under Section 2.4(b), or change the percentage of Term Loan Commitments required to be prepaid on, or postpone any date fixed for, any scheduled payment


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

of principal of the Term Loans under Section 2.4(d) or (e), or postpone the date fixed for the payment of interest on the Loans or any fees or other amounts payable hereunder; (v) decrease the principal amount to be paid to any Lender on any scheduled repayment date pursuant to Section 2.4(d) or 2.4(e) or decrease the reduction in the Revolving Credit Commitment of any Lender on any Commitment Reduction Date; (vi) change the percentage of the Commitments, the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder; (vii) release all or any substantial portion of the Collateral or any Guarantor except as shall otherwise be provided in Section 7.5 or in the Collateral Documents;
(viii) amend the definitions of "Majority Lenders", "Class" or "Majority Class Lenders"; or (ix) amend this Section 10.1; and provided, further, that no
                                                    --------   -------
amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such
action,   affect  the  rights  or  duties  of  the  Syndication   Agent  or  the
Administrative Agent under this Agreement or any other Loan Document. In addition, (i) no such amendment or waiver shall increase the Commitment of any Lender over the amount then in effect without the consent of such Lender; and
(ii) no such amendment or waiver of Section 2.6(d) or which changes the application of mandatory or voluntary prepayments as between the two Classes of Lenders or which changes the application of voluntary or mandatory prepayments to the remaining scheduled principal installments on the Term Loans shall be effective without the written concurrence of the Majority Class Lenders.

          10.2. Notices, Etc. All notices and other communications  provided for
                ------------
hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed by certified or registered mail, return receipt requested, telegraphed, telexed, telecopied, cabled or delivered by hand or overnight courier, if to the Borrower, at its address at 125 West 55th Street, New York, New York 10019, Attention: Chief Financial Officer and Chief Operating Officer; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; if to the Administrative Agent, at its address at 100 Federal Street, Boston, Massachusetts 02110; if to the Syndication Agent, at its address at 277 Park Avenue, New York, New York 10172; or, as to the Borrower, the Administrative Agent or the Syndication
Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, and when mailed as aforesaid, be effective three days after being deposited in the mails, except that notices and communications to the Administrative Agent


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

pursuant to Article II or IX shall not be effective until received by the Administrative Agent.

          10.3. No Waiver; Remedies. No failure on the part of any Lender or any
                -------------------
Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          10.4. Costs; Expenses;  Indemnities. (a) The Borrower agrees to pay on
                -----------------------------
demand (i) all costs and out-of pocket expenses of the Syndication Agent, the Administrative Agent and the Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by any Agent with respect thereto and of counsel to any Agent with respect to advising such Agent as to its rights and responsibilities under this Agreement and the other Loan Documents and the other documents to be delivered hereunder or thereunder and (ii) all costs and out-of-pocket expenses of the Syndication Agent, the Administrative Agent, the Arranger or the Lenders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by any of the Syndication Agent, the Administrative Agent, the Arranger or any Lender) in connection with the restructuring of, enforcement (whether through negotiations, legal proceedings or otherwise) of, or protection of legal rights under, this Agreement, the other Loan Documents and the other documents to be delivered hereunder and thereunder.

          (b) The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Agent, the Syndication Agent, the Arranger and each Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) (each of the foregoing being an "Indemnitee") from and against any and
                                          ----------
all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect or consequential in any manner relating to or arising out of


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


this Agreement, any other Loan Document or any Related Document, or any act, event or transaction related or attendant thereto, including, without limitation, (i) the making of any assignments of or participations in the Loans and the management of the Loans or (ii) the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby or by reason of Section 502(1) of ERISA (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any
 -------------------     --------  -------
obligation hereunder to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence, bad faith or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order; provided, further,
                                                             --------   -------
that the Borrower shall have no obligation to any Indemnitee hereunder with respect to any Indemnified Matter to the extent (i) such Indemnified Matter arises out of a dispute among the Lenders or between the Administrative Agent and the Lenders or (ii) the manner of the making of any assignment or participation by such Indemnitee violates the registration provisions of the Securities Act of 1933, as amended.

          (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the Notes pursuant to
Section 8.2 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. A certificate as to such amounts setting forth in reasonable detail the basis for computing the amount payable to such Lender pursuant to this Section 10.4(c) shall be submitted to the Borrower and the Administrative Agent by such Lender and such certificate shall be conclusive and binding for all purposes, absent manifest error.

          (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall also inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          10.5. Right of Set-off. Upon the occurrence and during the continuance
                ----------------
of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at


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

any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the
--------   -------
validity of such set-off and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          10.6. Binding Effect. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Syndication Agent and the Administrative Agent and when the Syndication Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Syndication Agent, the Administrative Agent and the Arranger and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.14 and 10.4 shall survive the payment in full of principal and interest hereunder and under the Notes.

          10.7. Assignments and Participations. (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees (consented to by the Agents, and so long as no Event of Default has occurred and is continuing, the Borrower, such consent not to be unreasonably withheld; provided that in
                                                                --------
connection with assignments entered into by either of the Agents and their respective Affiliates, no consent of the other Agent shall be required) all or a portion of its Commitments, the Loans owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder; provided, however,
                                                              --------  -------
that the aggregate amount of the Commitments, Loans and Notes being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 without the consent of the Agents and, so long as no Event of Default has occurred and is continuing, the Borrower (provided that in connection with
                                                --------
such assignments entered into by either of the Agents and their respective Affiliates, no consent of the other Agent shall be required) (except that such minimum amount shall not apply in the case of assignments between or among the Lenders and their Affiliates and in the case of an assignment of all of a Lender's Commitments, Loans owing to it or Notes held by it). The parties to


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

each assignment shall execute and deliver to the Agents for their approval (provided that no such approval shall be necessary in connection with such
 --------
assignments entered into by the Administrative Agent and its Affiliates or the Syndication Agent and its Affiliates), an Assignment and Acceptance, which shall be recorded by the Administrative Agent, and shall deliver to the Administrative Agent the Notes (or an affidavit of loss and indemnity with respect to such Notes satisfactory to the Administrative Agent) subject to such assignment and a processing and recordation fee of $3,000; provided that no such fee shall be due
                                          --------
in connection with such assignments to which either of the Agents is a party. Upon such execution, delivery, approval and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations under this Agreement and the other Loan Documents have been assigned to such Eligible Assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the Eligible Assignee and the Eligible Assignee confirms that it has received a copy of this Agreement and each of the Loan Documents, together with copies of the financial statements referred to in Section 4.5 and/or
Section 6.10 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter


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into such Assignment and Acceptance;  (iv) such Eligible Assignee agrees that it will, independently and without reliance upon such assigning Lender or any other Lender or any Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; (vii) such Eligible Assignee specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices provided in such Assignment and Acceptance; and (viii) such Eligible Assignee attaches the forms prescribed by the IRS certifying as to such Eligible Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Eligible Assignee under this Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

          (c) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register
                                      --------
shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at a reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for such surrendered Notes, new Notes to the


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

order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit A, Exhibit L or Exhibit M, as the case may be.

          (e) In  addition  to the  other  assignment  rights  provided  in this
Section 10.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Notes) to any Federal Reserve Bank without notice to or consent of the Borrower or the Agents; provided, however, that no
                                                     --------   -------
such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

          (f) Each Lender may sell participations to one or more Lenders, commercial banks, insurance companies, mutual funds or other financial institutions or entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments or the Loans owing to it and the Notes held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount of, or postpone any date fixed for, the scheduled payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder or postpone any Commitment Reduction Date, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or any substantial portion of the Collateral or any Guarantor other than in accordance with the Collateral Documents or Section 7.5. In the event of the sale of any participation by any Lender, (i) such Lender's obligations under the Loan Documents (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of such Notes and Obligations for all purposes of this Agreement, and (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (g) Anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.10, 2.12 or 2.14, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of


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

such interest had such participation not been sold.

          (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.7, disclose to the Eligible Assignee or participant or proposed Eligible Assignee or participant any information relating to the Borrower and any of its Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided, however,
                                                             --------   -------
that, prior to any such disclosure, the Eligible Assignee or participant or proposed Eligible Assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower and any such Subsidiary received by it from such Lender in accordance with Section 10.13.

          10.8.  GOVERNING LAW;  SEVERABILITY.  This Agreement and the Notes and
                 ----------------------------
the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

          10.9. SUBMISSION TO JURISDICTION;  JURY TRIAL. (a) The Borrower hereby
                ---------------------------------------
consents to the bringing of any legal action or proceeding with respect to this Agreement or the Notes or any document related hereto in the courts of the State of New York located in New York City or of the United States of America for Southern District of New York, and, by execution and delivery of this agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non
                                                                      ----------
conveniens,  which any of them may now or hereafter  have to the bringing of any
----------
such action or proceeding in such respective jurisdictions.

          (b) The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein, such service to become effective 30 days after such mailing.

          (c) Nothing contained in this Section 10.9 shall affect the right of any Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.


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



          (d) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENTS OR ACTIONS OF ANY PARTY HERETO.

          10.10.  Section Titles. The Section titles contained in this Agreement
                  --------------
are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          10.11.  Execution in  Counterparts.  This Agreement may be executed in
                  --------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.12.  Entire  Agreement.  This  Agreement,  together with all of the
                  -----------------
other Loan Documents and all certificates and documents delivered hereunder or thereunder embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter herein.

          10.13.  Confidentiality.  Each  of the  Lenders,  the  Agents  and the
                  ---------------
Arranger agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with its customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to its employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender, such Agent or the Arranger, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent such disclosure is required by law, regulation or judicial order (which requirement or order shall be promptly notified to the Borrower) or requested or required by bank regulators and auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        KATZ MEDIA CORPORATION


                                         By: /S/ RICHARD E. VENDIG
                                             ----------------------------------
                                             Name: Richard E. Vendig
                                             Title:Chief Financial Officer and
                                                   Treasurer



                                         DLJ CAPITAL FUNDING, INC.,
                                         Individually and as the
                                         Syndication Agent


                                          By: /S/ ERIC S. SWANSON
                                              ---------------------------------
                                              Name: Eric S. Swanson
                                              Title: Managing Director



                                          THE FIRST NATIONAL BANK OF BOSTON,
                                          Individually and as the
                                          Administrative Agent


                                          By: /S/ ROBERT F. MILORDI
                                              ---------------------------------
                                              Name: Robert F. Milordi
                                              Title: Managing Director



                                       S-1